SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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AMKOR TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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2045 East Innovation Circle
Tempe, Arizona 85284

April 4, 2017
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Amkor Technology, Inc. The Annual Meeting will be held on Tuesday, May 2, 2017, at 9:00 a.m., at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, telephone number (610) 941-5600.
The actions expected to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.
We also encourage you to read our Annual Report. It includes information about our company, as well as our audited financial statements. A copy of our Annual Report was previously sent to you or is included with this Proxy Statement.
Please use this opportunity to take part in the affairs of Amkor by voting on the business to come before this meeting. Whether or not you plan to attend the meeting in person, please complete, sign, date and return the accompanying proxy in the enclosed postage-prepaid envelope or submit your proxy by internet or telephone to ensure that your shares are represented at the Annual Meeting. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters to be acted upon at the meeting.
Thank you for your continuing support.

Sincerely,

James J. Kim
Executive Chairman of the Board

AMKOR TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 2, 2017
Dear Amkor Stockholder:
On Tuesday, May 2, 2017, Amkor Technology, Inc., a Delaware corporation, will hold its 2017 Annual Meeting of Stockholders at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, telephone number (610) 941-5600. The meeting will begin at 9:00 a.m.
Only stockholders of record who held shares of Amkor common stock at the close of business on March 17, 2017 may vote at this meeting or any adjournments or postponements that may take place. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by the stockholders for any purpose relating to the meeting at our principal executive offices at 2045 East Innovation Circle, Tempe, Arizona for a period of at least ten days prior to the meeting. The list also will be available at the Annual Meeting.
At the meeting, stockholders will consider and act upon the following matters:

1.	Election of the ten directors named in the proxy statement;
2.	An advisory vote to approve the compensation of our named executive officers;
3.	An advisory vote on the frequency of future advisory votes on named executive officer compensation;
4.	Approval of the Second Amended and Restated 2007 Equity Incentive Plan;
5.	Approval of the Amended and Restated Executive Incentive Bonus Plan;
6.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
7.	Such other business as may properly come before the meeting and any adjournment or postponement.
The Board of Directors recommends that you vote in favor of proposals 1, 2, 4, 5 and 6 as outlined in this proxy statement and for a frequency of every year with respect to proposal 3.
The approximate mailing date of this proxy statement and proxy card is April 4, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

Gil C. Tily
Executive Vice President, Chief
Administrative Officer, General Counsel and
Corporate Secretary
April 4, 2017
Tempe, Arizona

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-prepaid envelope, or submit your proxy by internet or telephone.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 2, 2017:

The Proxy Statement for the 2017 Annual Meeting of Stockholders and our Annual Report to Stockholders for the year ended December 31, 2016 are available at: www.edocumentview.com/amkr.

AMKOR TECHNOLOGY, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement is furnished in connection with the solicitation of proxies by Amkor Technology, Inc.’s Board of Directors. The proxies will be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 2, 2017, at 9:00 a.m., and at any adjournments or postponements that may take place.
The Annual Meeting will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, telephone number (610) 941-5600. Our principal executive offices are located at 2045 East Innovation Circle, Tempe, Arizona 85284, telephone number (480) 821-5000.
We intend to mail definitive copies of these proxy materials on or about April 4, 2017 to stockholders of record who held our common stock at the close of business on March 17, 2017.
The following is important information in a question-and-answer format regarding the 2017 Annual Meeting and this proxy statement.

Q:	What may I vote on?
A:	1. The election of ten nominees named in this proxy statement to serve on our Board of Directors;
2. An advisory vote to approve the compensation of our named executive officers;
3. An advisory vote on the frequency of future advisory votes on named executive officer compensation;
4. The approval of the Second Amended and Restated 2007 Equity Incentive Plan;
5. The approval of the Amended and Restated Executive Incentive Bonus Plan; and
6. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Q:	How does the Board recommend I vote on the proposals?
A:
The Board recommends a vote FOR each of the director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers, EVERY YEAR for the frequency of future advisory votes on named executive officer compensation, FOR the approval of the Second Amended and Restated 2007 Equity Incentive Plan, FOR the approval of the Amended and Restated Executive Incentive Bonus Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

Q:	Who is entitled to vote?
A:
Stockholders of record as of the close of business on March 17, 2017 (the “Record Date”) are entitled to vote at the 2017 Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. As of the Record Date, 239,014,726 shares of Amkor’s common stock were outstanding.

Q:	How do I vote?
A:	Registered holders may vote:
● In person at the Annual Meeting;
● By mail by signing and dating each proxy card you receive and returning it in the postage-prepaid envelope; or
● By internet or telephone, by following the instructions on the proxy card.

If your shares are held by a bank, brokerage firm or other record holder, please refer to your proxy card or other information provided to you for instructions on how to vote.

If you hold your shares through a broker and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters, but not on non-routine matters. Even though we are a Nasdaq-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of Nasdaq-listed companies. As a result:

●
Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors, the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on named executive officer compensation, the approval of the Second Amended and Restated 2007 Equity Incentive Plan, or the approval of the Amended and Restated Executive Incentive Bonus Plan because NYSE rules treat those matters as non-routine.

●
Your broker will have the authority to exercise discretion to vote your shares with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the 2017 Annual Meeting include both routine and non-routine matters, we anticipate that brokers may return proxy cards that vote uninstructed shares “FOR” or “AGAINST” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017, but expressly state that the broker is NOT voting on the election of directors or the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on named executive officer compensation, the approval of the Second Amended and Restated 2007 Equity Incentive Plan or the approval of the Amended and Restated Executive Incentive Bonus Plan. A broker’s withholding of a vote, in this case with respect to the election of directors, the advisory vote with respect to the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on named executive officer compensation, the approval of the Second Amended and Restated 2007 Equity Incentive Plan and the approval of the Amended and Restated Executive Incentive Bonus Plan is referred to as a “broker non-vote”. Broker non-votes will not be counted as present or represented for purposes of determining whether stockholder approval of a matter has been obtained and thus will not have an effect on the outcome of the vote.

If you abstain from voting on approval (on an advisory basis) of the compensation of our named executive officers (Proposal Two), the approval of the Second Amended and Restated 2007 Equity Incentive Plan (Proposal Four), or the approval of the Amended and Restated Executive Incentive Bonus Plan (Proposal Five), the abstention will have the same effect as a vote against the proposal. If you abstain from voting on the election of directors (Proposal One), or, on an advisory basis, on the frequency of future advisory votes one our named executive officer compensation (Proposal Three), the abstention will not have an effect on the outcome of the vote.

Q.	What is the voting requirement to approve each of the proposals?
A.
In the election of directors (Proposal One), the ten directors receiving the highest number of affirmative votes cast will be elected. Approval, on an advisory basis, of the compensation of our named executive officers (Proposal Two), approval of the Second Amended and Restated 2007 Equity Incentive Plan (Proposal Four), approval of the Amended and Restated Executive Incentive Bonus Plan (Proposal Five), and ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal Six), require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. With respect to the advisory vote regarding the frequency of future advisory votes on named executive officer compensation (Proposal Three), the frequency receiving the highest number of votes cast - one year, two years or three years - will be considered the frequency that the stockholders prefer.

Q:	What is a “quorum”?
A:
A “quorum” is a majority of the outstanding shares entitled to vote at the meeting being present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy, even if you abstain from voting, then your shares will be counted toward the presence of a quorum. If a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (broker non-votes), those shares will not be counted as present or represented for purposes of determining whether stockholder approval of that matter has been obtained but will be counted for purposes of establishing a quorum.

Q:	How can I change my vote or revoke my proxy?
A:
If you are a registered holder, you have the right to revoke your proxy and change your vote at any time before the meeting by (i) submitting a later-dated proxy by mail, internet or telephone; (ii) mailing a written notice of revocation to the attention of Amkor’s Corporate Secretary, Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, Arizona 85284; or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held by a bank, brokerage firm or other record holder, please contact that firm or holder for instructions on how to change your vote or revoke your proxy.

Q:	What does it mean if I get more than one proxy card?
A:	It means you hold shares registered in more than one account. Submit all proxies to ensure that all your shares are voted.

Q:	Who can attend the Annual Meeting?
A:
All stockholders as of the Record Date may attend. For stockholders of record, government-issued picture identification will be required to enter the meeting. If your shares are held in street name, please bring proof of share ownership with you to the Annual Meeting as well as your government-issued picture identification. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership. Individuals arriving at the meeting site will not be admitted unless we can verify ownership as of the Record Date as described above or by some other means.

Q:	How will voting on any other business be conducted?
A:
Although we do not know of any business to be considered at the 2017 Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your proxy gives authority to James J. Kim, Amkor’s Executive Chairman, and Stephen D. Kelley, Amkor’s President and Chief Executive Officer, to vote your shares on such matters at their discretion.

Q:	How and when may I submit proposals for the 2018 Annual Meeting?
A:
To have your proposal included in our proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders, we must receive your written proposal no later than December 5, 2017. You may submit proposals after this date for consideration at the 2018 Annual Meeting of Stockholders, but we are not required to include any proposal submitted after this date in the proxy statement or proxy card.

If you intend to submit a proposal or nomination for director for the 2018 Annual Meeting (but not seek inclusion of such proposal or nomination in the company’s proxy materials), you must comply with the advance notice provisions in our bylaws. To be timely, we must receive written notice of your proposal no earlier than January 2, 2018 and no later than February 1, 2018.

All proposals must, under law, be an appropriate subject for stockholder action and must be submitted in writing to Amkor’s Secretary, Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, Arizona 85284. You should also be aware of certain other requirements you must meet to have your proposal brought before the 2018 Annual Meeting. These requirements are explained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and in our bylaws.

Q:	Who is soliciting proxies?
A:
This solicitation of proxies is made by the Board of Directors. All related costs will be borne by Amkor.

We have retained the services of Georgeson Inc. to aid in the distribution of our Annual Meeting materials to brokers, bank nominees and other institutional owners. We estimate we will pay Georgeson Inc. a fee of approximately $1,500 for such services.

Proxies may also be solicited by certain of Amkor’s officers and regular employees, without additional compensation, in person or by telephone or facsimile.

PROPOSAL ONE
ELECTION OF DIRECTORS
There are ten incumbent candidates nominated for election to the Board of Directors (“Board of Directors” or “Board”) this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the ten nominees named below. Each nominee has consented to be named as a nominee in this proxy statement and to serve as a director, if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees identified below as possible (and, if additional nominees have been designated by the Board to fill any vacancies, in such manner as to elect such additional nominees). Our nominees for the election of directors include six independent directors, as defined in the applicable rules for companies traded on Nasdaq. At the recommendation of our Nominating and Governance Committee, the Board has selected the nominees to serve as directors for a one-year term until our next annual meeting and until their successor is duly elected and qualified, or their earlier resignation or removal. We expect that each nominee will be able to serve as a director.
Required Vote
Directors are elected by a plurality of votes cast, so the ten candidates receiving the highest number of affirmative votes cast will be elected as directors. Votes withheld and broker non-votes are not counted toward the total votes cast in favor of a nominee.

The Board unanimously recommends a vote FOR the
election of each of the nominees for director below.
Nominees for the Board of Directors
The following table sets forth the names and the ages as of March 31, 2017 of our ten incumbent directors who are being nominated for re-election to the Board of Directors.

Name	Age	Position
James J. Kim	81	Executive Chairman of the Board
John T. Kim	47	Executive Vice Chairman of the Board
Stephen D. Kelley	54	President, Chief Executive Officer and Director
Roger A. Carolin(1)(2)(3)(4)	61	Director
Winston J. Churchill(2)(3)(4)	76	Lead Independent Director
Susan Y. Kim	54	Director
Robert R. Morse(1)(2)(4)	61	Director
John F. Osborne(1)(4)	72	Director
David N. Watson(1)(4)	58	Director
James W. Zug(1)(3)(4)	76	Director

Notes

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Governance Committee.

(4)	Qualifies as “independent” under the definition set forth in the Nasdaq listing standards and U.S. Securities and Exchange Commission (“SEC”) regulations, as determined by the Board of Directors.
Biographies of Nominees for the Board of Directors
James J. Kim.    James J. Kim was appointed as Executive Chairman of the Board of Directors in October 2009. Mr. Kim served as our Chairman and Chief Executive Officer from September 1997 until October 2009. Mr. Kim founded our predecessor, Amkor Electronics, Inc., in 1968 and served as its Chairman from 1970 to April 1998. James J. Kim is the father of John T. Kim, Executive Vice Chairman of our Board and director Susan Y. Kim.

As a result of these and other professional experiences and his almost 50 years of service as our Chairman and Chief Executive Officer, Mr. Kim has a comprehensive understanding of the semiconductor industry and our business, and possesses particular knowledge and experience in strategic planning and customer relationships, manufacturing and operations, and the finance areas relevant to the company, which are among the key attributes which qualify Mr. Kim for election to our Board.
John T. Kim.    John T. Kim has been a director of Amkor since August 2005, Vice Chairman of the Board of Directors from August 2013 to February 2015, and Executive Vice Chairman of the Board since February 2015. Mr. Kim served in various capacities at Amkor between 1992 and 2005, as an Amkor employee and as an employee of our predecessor, Amkor Electronics, Inc., including Director of Investor Relations, Director of Corporate Development and Director of Procurement. John T. Kim is the son of James J. Kim, our Executive Chairman of the Board of Directors and brother of director Susan Y. Kim.
As a result of his years of service in various capacities at Amkor, including service on our Board, Mr. Kim has a significant understanding of the semiconductor industry and our business, and possesses particular knowledge and experience in our business and operations, and as an investor, which are among the key attributes which qualify Mr. Kim for election to our Board.
Stephen D. Kelley.    Stephen D. Kelley joined Amkor in May 2013 as President and Chief Executive Officer, and is also a member of our Board of Directors. Mr. Kelley has more than 25 years of experience in the global semiconductor industry, including as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011, and in executive roles at Texas Instruments and Philips Semiconductors. He has also held various managerial positions at National Semiconductor and Motorola. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley holds a Bachelor's degree in Chemical Engineering from Massachusetts Institute of Technology and a J.D. from Santa Clara University.
As a result of these and other professional experiences, Mr. Kelley has a comprehensive understanding of the semiconductor industry and broad management experience in our business, and possesses particular knowledge and experience in strategic planning, business development, technology, manufacturing and operations relevant to our business, which are among the key attributes which qualify Mr. Kelley for election to our Board.
Roger A. Carolin.    Roger A. Carolin has been a director of Amkor since February 2006. Mr. Carolin is currently a Venture Partner at SCP Partners, a multi-stage venture capital firm that invests in technology-oriented companies, a position he has held since 2004. Mr. Carolin works to identify attractive investment opportunities and assists portfolio companies in the areas of strategy development, operating management and intellectual property. Mr. Carolin co-founded CFM Technologies, Inc., a global manufacturer of semiconductor process equipment, and served as its Chief Executive Officer for 10 years until the company was acquired. Mr. Carolin formerly worked for Honeywell, Inc. and General Electric Co., where he developed test equipment and advanced computer systems for on-board missile applications. Mr. Carolin is a director of Innovation Solutions and Support, Inc. Mr. Carolin holds a Bachelor's degree in Electrical Engineering from Duke University and an M.B.A. from the Harvard Business School.
As a result of these and other professional experiences and his prior service on our Board, Mr. Carolin has a significant understanding of the semiconductor industry and our business and possesses particular knowledge and experience in the technology, new business opportunities, the semiconductor supply chain, operations, management and finance areas relevant to our business, which are among the key attributes which qualify Mr. Carolin for election to our Board.
Winston J. Churchill.    Winston J. Churchill has been a director of Amkor since July 1998 and was appointed Lead Independent Director in August 2013. Mr. Churchill is the managing general partner of SCP Partners, a multi-stage venture capital firm that invests in technology-oriented companies. Mr. Churchill is also Chairman of CIP Capital Management, Inc., an SBA-licensed private equity fund. Previously, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Griffin Land Industrial Realty, Inc., Innovative Solutions and Support, Inc., Recro Pharma, Inc. and of various SCP portfolio companies. Mr. Churchill also served on the board of directors of Cyalume Technologies Holdings, Inc. and Direct Markets Holdings Corp. In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions including the Gesu School and as Chairman of the Young Scholars Charter School, and is a Trustee Fellow of Fordham University and a former Trustee of Georgetown University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System.
As a result of these and other professional experiences and his prior service on our Board, Mr. Churchill has a significant understanding of our business, and possesses particular knowledge and experience in the technology, corporate governance, finance and legal areas relevant to our business, which are among the key attributes which qualify Mr. Churchill for election to our Board.

Susan Y. Kim. Susan Y. Kim has been a director of Amkor since February 2015. Ms. Kim is an active philanthropist who also sits on the Board of Trustees of the Catholic Foundation of Greater Philadelphia and the Council of Emeritus Directors of the Philadelphia Orchestra. In the past she has served on numerous Boards of Directors including: The National Constitution Center, The Franklin Institute, The Gesu School, The Shipley School and EB Games Corp. Ms. Kim holds a B.A. in Sociology from Hamilton College. Susan Y. Kim is the daughter of James J. Kim, our Executive Chairman, and sister of John T. Kim, our Executive Vice Chairman.
As a result of her service as a director on numerous boards, including a publicly traded consumer electronics company and several educational institutions and charitable organizations, and other professional experiences, Ms. Kim possesses particular knowledge and experience that qualify her for election to our Board.
Robert R. Morse.    Robert R. Morse has been a director of Amkor since February 2013. Mr. Morse is currently serving as Chairman of Bridge Investment Group Partners and its affiliates, a real estate fund manager, and as Chairman and Chief Executive Officer of PMC Partners, a private equity firm. Prior to that, Mr. Morse served in various positions with Citi and Salomon Smith Barney since the 1980s, including Chief Executive Officer of Citi’s Asia Institutional Client Group and Global Head of Investment Banking. Mr. Morse is a graduate of Yale University, the Harvard Graduate School of Business and the Harvard Law School.
As a result of these and other professional experiences, Mr. Morse possesses particular knowledge and experience in the accounting, finance, capital markets, mergers and acquisitions, and international operations areas relevant to our company, which are among the key attributes which qualify Mr. Morse for election to our Board.
John F. Osborne.    John F. Osborne has been a director of Amkor since August 2007. Since January 1998, Mr. Osborne has been President of Competitive Customer Support, an advisor to companies that manufacture integrated circuits or supply materials, equipment and services to the microelectronics industry. From 1988 to 1996, Mr. Osborne was a member of the executive staff of Lam Research, a supplier of wafer fabrication and equipment services to the semiconductor industry. At Lam, Mr. Osborne held the positions of Vice President of Strategic Development, Vice President of Quality and Vice President of Customer Support. Prior to joining Lam, Mr. Osborne held management positions at both Motorola, Inc. and Royal Philips Electronics from 1967 to 1985. Mr. Osborne served on the Strategic Advisory Board of DuPont Electronic Materials for six years and currently serves on the Executive Advisory Board of Brewer Science, a privately held chemical company. Mr. Osborne holds a degree in Metallurgical Engineering from the Colorado School of Mines.
As a result of these and other professional experiences and his prior service on our Board, Mr. Osborne has a significant understanding of the semiconductor industry and possesses particular knowledge and experience in the finance, management, markets, strategic opportunities, operating and technology areas relevant to our business, which are among the key attributes which qualify Mr. Osborne for election to our Board.
David N. Watson. David N. Watson has been a director of Amkor since August 2014. Mr. Watson is currently serving as the President and Chief Executive Officer of Comcast Cable. Prior to his current role, Mr. Watson served as the Executive Vice President and Chief Operating Officer of Comcast Cable, where he was responsible for day-to-day operations of the cable division, including sales and marketing of cable video, high-speed Internet and voice services, as well as oversight of the three operating divisions and Comcast Spotlight, the advertising sales unit. Before joining Comcast Cable in 1991, he served for seven years with Comcast Cellular Communications, Inc., first as Senior Vice President of sales and marketing and later as President. Previously, he headed sales and marketing efforts at Bell Atlantic Mobile and Metrophone.
As a result of these and other professional experiences, Mr. Watson has broad management experience, and possesses particular knowledge and experience in the marketing, technology, and operations areas relevant to our business, which are among the key attributes which qualify Mr. Watson for election to our Board.
James W. Zug.    James W. Zug has been a director of Amkor since January 2003. Mr. Zug retired from PricewaterhouseCoopers in 2000 following a 36-year career at PricewaterhouseCoopers and Coopers & Lybrand, both public accounting firms. From 1998 until his retirement, Mr. Zug was Global Leader — Global Deployment for PricewaterhouseCoopers. From 1993 to 1998, Mr. Zug was Managing Director International for Coopers & Lybrand. He also served as the audit partner for a number of public companies over his career. PricewaterhouseCoopers is Amkor’s independent registered public accounting firm. Mr. Zug was not involved with servicing Amkor during his tenure at PricewaterhouseCoopers. Mr. Zug served on the boards of directors of Allianz Funds and Teleflex, Inc. until 2014. Mr. Zug also served on the board of directors of the Brandywine Group of mutual funds until September 2013. Mr. Zug also served on the boards of directors of SPS Technologies, Inc. and Stackpole Ltd. prior to the sale of both of these companies in 2003.
As a result of these and other professional experiences, his extensive experience as a certified public accountant and prior service on our Board, Mr. Zug has a significant understanding of our business and possesses particular knowledge and experience in the accounting, finance, international operations, compliance and governance areas relevant to our company, which are among the key attributes which qualify Mr. Zug for election to our Board.
CORPORATE GOVERNANCE
Board and Committee Meetings
The Board of Directors held six meetings and acted by unanimous written consent on two occasions during 2016. All but one director attended at least 75% of all Board of Directors and applicable committee meetings. Mr. John Kim was excused from attending two of the meetings, one due to a medical emergency and the other due to a scheduling conflict while on business travel.
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All Committee members are appointed by the Board of Directors.
Audit Committee
We have a separately-designated Audit Committee. The current members of the Audit Committee are Messrs. Zug, Carolin, Morse, Osborne and Watson. Our Board of Directors has determined that each of Messrs. Zug, Carolin, Morse, Osborne and Watson meets the independence and financial sophistication requirements set forth in the Nasdaq listing standards and SEC regulations. In addition, the Board has determined that each of Messrs. Zug, Carolin, Morse and Osborne qualifies as an “audit committee financial expert” as defined in SEC regulations. The responsibilities of the Audit Committee include:

•	pre-approving all audit, audit-related and non-audit services provided to Amkor by Amkor’s independent registered public accounting firm;

•	appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm;

•	reviewing and providing guidance with respect to the external audit and Amkor’s relationship with its independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the contents of periodic reports filed with the SEC and Amkor’s earnings releases;

•	reviewing and approving related party transactions (unless such review and approval is conducted by another independent body of the Board of Directors);

•	reviewing and providing guidance regarding Amkor’s internal audit function;

•	discussing with management and internal audit representatives the activities, organizational structure and qualifications of our internal audit function;

•
reviewing any significant findings presented by management or internal auditors regarding the effectiveness of, or any deficiencies in, the design or operation of internal control over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and reviewing before release the disclosure regarding Amkor’s system of internal control over financial reporting required under SEC rules to be contained in Amkor’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•
overseeing compliance with the requirements of the SEC for disclosure of the services provided by our independent registered public accounting firm and Audit Committee members, member qualifications and activities;

•	reviewing any legal matters that our general counsel has concluded could have a significant impact on our financial statements;

•	reviewing our policies and practices with respect to financial risk assessment and financial risk management;

•	instituting special investigations as and when the Audit Committee determines appropriate and necessary;

•	annually reviewing its own charter, structure, processes and membership requirements; and

•	establishing procedures for the confidential, anonymous submission by employees of concerns about questionable accounting or auditing matters.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.amkor.com. The Audit Committee met eleven times, and acted by unanimous written consent on one occasion in 2016. In executing its responsibilities, Audit Committee members regularly communicate with our management and independent registered public accounting firm.
Compensation Committee
The current members of the Compensation Committee are Messrs. Churchill, Carolin and Morse. The responsibilities of the Compensation Committee include:

•	annually reviewing and approving the compensation, including annual base salaries and annual incentive opportunities and compensation policies for our executive officers;

•	reviewing and making recommendations to the Board regarding director compensation;

•
reviewing, approving and/or making recommendations to the Board regarding all forms of compensation to be provided to the Chief Executive Officer and all of our other executive officers, and reviewing, approving and/or making recommendations to the Board regarding general compensation goals, guidelines and bonus criteria for our employees;

•	administering and interpreting the terms and conditions of all current and future equity incentive plans;

•	reviewing, approving and/or making recommendations to the Board, as appropriate, regarding other plans that provide for compensation to our employees and directors;

•	reviewing and approving any material amendments to our 401(k) plan;

•	reviewing and approving the compensation discussion and analysis and committee report for inclusion in our annual proxy statement;

•	authorizing the repurchase of shares from terminated employees; and

•	annually reviewing the adequacy of its charter.
The Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website at http://www.amkor.com. During 2016, the Compensation Committee met five times.
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Messrs. Churchill, Carolin and Zug. The responsibilities of the Nominating and Governance Committee include:

•	evaluating the current composition, organization and governance of the Board and its Committees and making recommendations regarding such matters to the Board;

•	periodically assessing desired Board qualifications, expertise and characteristics for potential Board members, and evaluating and proposing nominees for election to the Board;

•	developing policies and procedures regarding the review and recommendation of nominees for director;

•	overseeing the Board of Directors’ performance evaluation process;

•
evaluating and making recommendations to the Board of Directors concerning the appointment of directors to Board Committees, the selection of Committee chairs, and the proposal of a slate of nominees for election to the Board of Directors;

•	evaluating and recommending termination of individual directors in accordance with the Board’s governance principles;

•	periodically reviewing and re-examining the Nominating and Governance Committee’s charter, structure processes and membership and making recommendations to the Board of Directors;

•	developing and recommending Corporate Governance Guidelines for the Board of Directors, and periodically reviewing these guidelines as well as our corporate governance practices and procedures;

•	periodically reviewing our Code of Business Conduct; and

•	periodically reviewing continuing education for members of the Board.
The Board has adopted a written charter for the Nominating and Governance Committee, which is available on our website at http://www.amkor.com. The Nominating and Governance Committee met five times during 2016.
The Nominating and Governance Committee’s goal is to ensure that the Board of Directors is made up of individuals of high integrity, personal character and ethical standards, and that the Board reflects a diverse range of professional backgrounds and experience relevant to our business. In the biographies of each of the nominees to the Board described above, we highlighted the experiences and qualifications that were among the most important to the Nominating and Governance Committee and Board in concluding that each such nominee should serve on our Board. The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of our company at the time nominees are considered. The Nominating and Governance Committee considers factors including character, judgment, independence, age, expertise, length of service and other commitments, and diversity in experience and background that will strengthen the Board’s collective qualifications, skills and experience and contribute to the Board’s performance of its responsibilities in the oversight of our business.
The Nominating and Governance Committee will consider the above factors for nominees identified by the Nominating and Governance Committee. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating and Governance Committee does not currently use the services of any third party search firm to assist in the identification or evaluation of Board member candidates. The Nominating and Governance Committee, may, however, use such services in the future as it deems necessary or appropriate.
It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations from stockholders for candidates to the Board of Directors. Stockholders wishing to recommend a candidate for consideration by the Nominating and Governance Committee for election to the Board of Directors can do so by writing to our Corporate Secretary at our principal executive offices. Stockholders shall give (i) such candidate’s name, home and business contact information, (ii) a representation that the nominating person intends to appear in person or by proxy at the meeting to nominate the candidate, (iii) if known, the class and total number of shares of Amkor stock beneficially owned by the candidate, (iv) a description of all arrangements or understandings between the nominating person and the candidate and any other person (naming such person) pursuant to which the nomination is being made, (v) detailed biographical data and qualifications, including such candidate’s age and principal occupation, (vi) written indication of the candidate’s willingness to serve if elected, (vii) the nominating person’s name and address, (viii) evidence of the nominating person’s ownership of Amkor stock and (ix) a representation whether the nominating person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Amkor’s outstanding stock required to elect the candidate and/or otherwise to solicit proxies from stockholders in support of the nomination. Nominations for consideration at the 2018 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than February 1, 2018.
Director Independence
The Board of Directors has determined that each of Messrs. Carolin, Churchill, Morse, Osborne, Watson and Zug is independent under the Nasdaq listing standards and SEC rules. In reaching a determination that Mr. Churchill is independent under the Nasdaq listing standards and SEC rules, the Board of Directors considered certain relationships between entities affiliated with Mr. Churchill and entities affiliated with James J. Kim. These relationships include transactions, investments or partnerships in which Mr. Churchill and Mr. Kim, or entities affiliated with them, have a direct or indirect financial interest. None of these relationships involved Amkor. The Board determined that Mr. Churchill satisfies the independence requirements set forth by both Nasdaq and the SEC. In reaching a determination that Mr. Morse is independent under the Nasdaq listing standards and SEC rules, the Board considered investments which Mr. Kim has in funds affiliated with an entity in which Mr. Morse has an interest. These investments do not involve Amkor. The Board determined that Mr. Morse satisfies the independence requirements set forth by both Nasdaq and the SEC.
Communications with the Board of Directors
Although we do not currently have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by writing to us at Amkor Technology, Inc., Attn: Corporate Secretary, 2045 East Innovation Circle, Tempe, Arizona 85284. Stockholders who would like their submission directed to a particular Board member may so specify and the communication will be forwarded, as appropriate.

Corporate Governance Guidelines and Codes of Ethics
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct which applies to all of our officers and employees worldwide, and a separate Director Code of Ethics which applies to our directors. These documents are available on our website under the heading “Corporate Governance” at http://www.amkor.com.
Board Leadership Structure
As part of its review of Amkor’s overall corporate governance practices, the Board of Directors periodically reviews its leadership structure. James J. Kim, Amkor’s founder, serves as the Executive Chairman of the Board of Directors. Amkor has a separate President and Chief Executive Officer who is also a member of the Board of Directors. As a result of this structure, Amkor continues to benefit from Mr. Kim’s extensive experience in the semiconductor industry and management expertise based on his longstanding leadership role. Amkor also benefits from the expertise and broad management experience that our President and Chief Executive Officer, Mr. Kelley, brings to the Board.
John T. Kim serves as Executive Vice Chairman of the Board. The Executive Vice Chairman is responsible for assisting the Chairman of the Board, presiding over meetings of the Board in the absence of the Chairman, and for such other duties and responsibilities as set forth in the bylaws or determined by the Board or the Chairman from time to time. In this role, Mr. Kim resides in Korea, and works closely with the company's senior executives in formulating strategy and policies and providing guidance regarding operations for our subsidiary Amkor Technology Korea.
The Board has established the position of Lead Independent Director of the Board. The Lead Independent Director is responsible for coordinating the activities and agenda for the Board’s independent directors, serving as liaison between the Chairman and the Board’s independent directors, advising the Chairman regarding the flow of information from management necessary for the independent directors to effectively and responsibly perform their duties, consulting with the Chief Executive Officer regarding any concerns of the other directors, and such other responsibilities as set forth in our Corporate Governance Guidelines. The independent directors have designated Winston J. Churchill to serve as Lead Independent Director of the Board.
We believe this Board structure is effective for Amkor and an appropriate allocation of leadership responsibilities.
Executive Sessions
Consistent with our Corporate Governance Guidelines, the non-employee directors of the Board regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our Chief Financial Officer throughout the year to review our financial affairs, and meets separately in sessions with the independent registered public accounting firm, internal auditors and members of management at such times the Audit Committee deems appropriate to fulfill its responsibilities under the charter. The Nominating and Governance and Compensation Committees also meet in executive session as deemed appropriate.
Risk Oversight
The Board is responsible for overseeing Amkor’s risk management process and views risk oversight as one of the important functions it performs as a Board of Directors. While the Board is ultimately responsible for risk oversight, Board committees assist the Board in fulfilling this oversight responsibility through periodic meetings and discussions with management and company advisors, and reports to the full Board with respect to certain categories of risk.
With the assistance of the Nominating and Governance Committee, the Board has identified certain categories of risk to the company, and assigned oversight responsibility with respect to those risks to the Board as a whole and delegated to its committees specific categories of risk based on the particular functions and responsibilities of such committees.
As part of its overall responsibility for risk oversight, the Board directly oversees, among other areas, business strategy, customer and industry trends, financial performance, liquidity and capital expenditures, operations, insurance coverage, intellectual property, research and development, labor and human resources, and litigation. The Audit Committee is responsible for, among other areas, financial risk oversight including issues related to financial reporting and accounting, internal controls, disaster recovery, fraud and taxes. The Compensation Committee assesses and monitors risks related to our compensation practices and other related areas. The Nominating and Governance Committee has responsibility for oversight of risks related to, among other areas, the company’s corporate governance policies and practices that help position the Board to effectively carry out its risk oversight responsibility.
Amkor’s management is responsible for day-to-day risk management. Management’s responsibilities include identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operating levels and the development of processes for mitigating these risks. At periodic meetings of the Board and its committees and in other meetings and discussion, management reports to and seeks guidance from the Board and its committees, as applicable, with respect to matters that could affect the company’s risk profile, strategic plans, risk mitigation strategies and other aspects of the company’s business. The Board oversees and monitors management in the execution of its risk oversight role.
Annual Meeting Attendance
All directors are encouraged, but not required, to attend our Annual Meeting of Stockholders. All of our incumbent directors who were directors at the time of the 2016 Annual Meeting of Stockholders attended the 2016 Annual Meeting of Stockholders.
Certain Relationships and Related Transactions
Related Party Transactions
As of February 28, 2017, Mr. James J. Kim, the Executive Chairman of our Board of Directors, and members of his immediate family and related trusts and affiliates beneficially owned approximately 58% of our outstanding common stock.
In May 2011, we sold $400 million of our 6.625% Senior Notes due 2021 (the “2021 Notes”) to qualified institutional buyers and to one of Mr. Kim's affiliates. Mr. Kim's affiliate purchased $75 million of the 2021 Notes. The full amount of the 2021 Notes remains outstanding and the aggregate amount of interest paid to Mr. Kim's affiliate in respect of the 2021 Notes was $5.0 million in 2016. In February 2017, Mr. Kim's affiliate sold $40 million of the 2021 Notes.
Review and Approval of Related Party Transactions
We review all relationships and transactions in which we and our directors, executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether we or a related party have a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in our proxy statement. In addition, pursuant to the Audit Committee Charter, the Audit Committee, or a committee of independent directors duly appointed by the Board, reviews and approves related party transactions in accordance with Nasdaq rules. In the course of its review and approval of a disclosable related party transaction, the Committee considers:

•	whether the transaction is in the best interest of the company and its stockholders;

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related party;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.
Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Compensation Committee Interlocks and Insider Participation
During 2016, the Compensation Committee of our Board of Directors consisted of Messrs. Churchill, Carolin and Morse. No member of the Compensation Committee was an officer or employee of Amkor or any of Amkor’s subsidiaries during 2016, or had any relationship requiring disclosure under SEC regulations. None of Amkor’s Compensation Committee members or executive officers has served on the board of directors or on the compensation committee of any other entity of whose executive officers served on our Board of Directors or on our Compensation Committee.

DIRECTOR COMPENSATION
Annual Retainer and Fees
During 2016, non-employee directors received an annual retainer, which was paid quarterly, and Board and Committee meeting fees. The cash compensation structure for our non-employee Board members for 2016 is set forth in the following table.

Annual Retainer for Board Members	$50,000
Additional Annual Fees:
Lead Independent Director	25,000
Audit Committee Chairman	15,000
Compensation Committee Chairman	15,000
Nominating and Governance Committee Chairman	10,000
Fee per Board and Committee Meeting attended in person	2,000
Fee per Board and Committee Meeting attended telephonically	1,000
In addition to the retainer and fees above, we also reimburse directors for travel and other reasonable out-of-pocket expenses incurred by them in attending Board and Committee meetings. Directors who are also employees or officers of Amkor do not receive retainers or meeting fees.
Equity Compensation
Upon re-election to the Board of Directors at our 2016 Annual Meeting, each non-employee director received an option to purchase 20,000 shares of our common stock and was granted restricted stock having a fair market value on the grant date of $40,000, in each case automatically under the terms of the Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the “2007 Equity Plan”). Additionally, the 2007 Equity Plan provides that when an individual first becomes a non-employee director, such director automatically receives an initial grant of an option to purchase 20,000 shares of our common stock and an initial grant of restricted stock having a fair market value on the grant date of $40,000, in each case pro-rated for the period of service from the date on which such individual first becomes a director to the date of the company's next annual meeting.
Automatic director option grants vest, and restrictions on automatic restricted stock grants lapse, in full on the earlier of the first anniversary of the grant date or the date of the first annual meeting of the company following the grant date, subject to the director's continuous service on the Board. Vested options remain exercisable for a period of two years following the date on which the director ceases to be a member of the Board or the tenth anniversary of the grant date, whichever is sooner. Subject to certain customary exceptions, unvested options and restricted stock for which restrictions have not yet lapsed are forfeited if a director ceases to be a member of the Board of Directors. In the event of a change in control, the options and restricted stock will be treated as the plan administrator determines in accordance with the 2007 Equity Plan, including without limitation assumption or grant of a substitute award by the successor or acquiring company. If the successor or acquiring company does not either assume or provide a substitute award, each option award will immediately vest and become exercisable in full and the restrictions on each restricted stock award will immediately lapse.
Our stock ownership guidelines for non-employee directors require non-employee directors to own shares of our common stock equal in value to five times their annual cash retainer (within a five-year period). Non-employee directors are expected to retain 50% of the after-tax shares of common stock acquired or retained upon the exercise of a stock option or vesting of a restricted stock award until such director satisfies the stock ownership guidelines.

Summary Director Compensation Table for 2016
The following table shows compensation information for our Executive Chairman, Executive Vice Chairman and non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(6)	Option Awards ($)(4)(5)(6)	Non-Equity Incentive Plan Compensation ($)	Total ($)
James J. Kim, Executive Chairman (1)	600,000	—	—	1,111,320	1,711,320
John T. Kim, Executive Vice Chairman (2)	425,000	—	—	437,325	862,325
Roger A. Carolin	93,000	40,000	66,494	—	199,494
Winston J. Churchill, Lead Independent Director	145,000	40,000	66,494	—	251,494
Susan Y. Kim	71,000	40,000	66,494	—	177,494
Robert R. Morse	94,000	40,000	66,494	—	200,494
John F. Osborne	85,000	40,000	66,494	—	191,494
David N. Watson	91,000	40,000	66,494	—	197,494
James W. Zug	107,000	40,000	66,494	—	213,494
Notes

(1)
Mr. James J. Kim is compensated for his services as our Executive Chairman of the Board and his compensation is approved annually by the Compensation Committee. Mr. Kim’s 2016 non-equity incentive compensation opportunity was based on the same performance criteria approved by the Compensation Committee for our executive officers, as described below in the Compensation Discussion and Analysis. Mr. Kim also receives health and welfare benefits generally available to our employees. In February 2017, the Compensation Committee approved an increase in Mr. Kim's base salary to $700,000.

(2)
Mr. John T. Kim is compensated for his service as Executive Vice Chairman of the Board and his compensation is approved annually by the Compensation Committee. Mr. Kim's 2016 non-equity incentive compensation opportunity was based on the same performance criteria approved by the Compensation Committee for our executive officers, as described below in the Compensation Discussion and Analysis. Mr. Kim also receives health and welfare benefits generally available to our employees.

(3)
The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2016, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”). Assumptions used in the calculation of these amounts are included in Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards for the year ended December 31, 2016, calculated in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
Under the director compensation program, non-employee directors received an annual grant of 20,000 stock options upon re-election. For 2016, stock options were granted on May 4, 2016 with an exercise price of $5.66, the closing price of our common stock on the date of grant. The options will become fully exercisable on May 2, 2017.

(6)
Total stock options outstanding as of December 31, 2016 for Amkor’s directors (other than Mr. Kelley) are as follows: Mr. James J. Kim — 250,000; Mr. John T. Kim — 150,000; Mr. Carolin — 190,000; Mr. Churchill — 170,000; Ms. Susan Y. Kim — 45,000; Mr. Morse — 80,000; Mr. Osborne — 90,000; Mr. Watson — 60,000; and Mr. Zug — 180,000. Total stock awards held by Amkor's directors (other than James J. Kim, John T. Kim and Mr. Kelley) as of December 31, 2016 are as follows: Mr. Carolin — 14,061; Mr. Churchill — 14,061; Ms. Susan Y. Kim — 14,061; Mr. Morse —14,061 Mr. Osborne — 7,067; Mr. Watson — 14,061; and Mr. Zug — 14,061.

EXECUTIVE OFFICERS
The name, age, position and a brief account of the business experience of our Chief Executive Officer and each of our other executive officers as of March 31, 2017 is set forth below.

Name	Age	Position
Stephen D. Kelley	54	President and Chief Executive Officer
Megan Faust	43	Corporate Vice President and Chief Financial Officer
Yoshifumi Nakaya	52	Executive Vice President, Japan and President & Chief Executive Officer, J-Devices
YongChul Park	55	Executive Vice President of Worldwide Manufacturing Operations, and President, Amkor Technology Korea
Giel Rutten	59	Executive Vice President, Advanced Products
John C. Stone	60	Executive Vice President, Worldwide Sales and Marketing
Gil C. Tily	63	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Stephen D. Kelley.  For a brief biography on Mr. Kelley, please see “Proposal One — Election of Directors”
Megan Faust.  Megan Faust has served as Corporate Vice President and Chief Financial Officer since September 2016. Ms. Faust has served as the Company’s Senior Vice President, Corporate Controller since 2013 and Corporate Controller since 2010. Prior to joining the Company in 2005, Ms. Faust served as an auditor with KPMG LLP for 10 years. She holds an MBA from Arizona State University, a Bachelor's degree in Accountancy from Northern Arizona University and is a Certified Public Accountant in Arizona.
Yoshifumi Nakaya. Yoshifumi Nakaya was appointed as our Executive Vice President of Japan in February 2016. Mr. Nakaya has been serving as President and Chief Executive Officer of J-Devices since 2009 and continues to serve in this role. Mr. Nakaya joined Nakaya Micro Devices Corporation, the predecessor of J-Devices, in 1993, and was appointed as President and Chief Executive Officer in 1995. He has also served as Representative Director and President of Amkor Technology Japan, K.K. since June 2015. Mr. Nakaya has more than 20 years of executive experience in the semiconductor industry and holds a Bachelor’s degree in Economics from Kyoto University.
YongChul Park.  YongChul Park was appointed as our Executive Vice President of Worldwide Manufacturing Operations in February 2016, and serves as President of our subsidiary Amkor Technology Korea, a position he has held since October 2015. Prior to assuming his current role, Mr. Park served as Corporate Vice President of Worldwide Manufacturing since October 2015 and Senior Vice President of Corporate Manufacturing in Korea since 2012. Since joining Amkor in 1986, Mr. Park has also held various key management positions in operations, engineering, production control and customer service, and facilities & industrial engineering, including roles in Korea, China, the Philippines and Taiwan. Mr. Park has over 30 years of experience in the semiconductor industry and holds a Bachelor's degree and a Master’s degree in Metallurgical Engineering from HanYang University of Seoul, Korea.
Giel Rutten.  Giel Rutten joined Amkor in January 2014 as Executive Vice President of Advanced Products. Mr. Rutten has close to 30 years of experience in the global semiconductor industry. Over the previous four years, he served as Chief Executive Officer of Ledzworld, an LED technology company. Prior to that, he was Senior Vice President and General Manager for the Home Business Unit of NXP B.V. (formerly, Philips Semiconductors). Mr. Rutten first joined Philips in 1984, and served in various key management positions in the areas of general management, marketing, operations and engineering in Europe, Asia and the United States. Mr. Rutten holds a Master's degree in Physics and Chemistry from the University of Nijmegen, the Netherlands.
John C. Stone.  John C. Stone was appointed Executive Vice President of Worldwide Sales and Marketing in July 2013. Prior to assuming his current position, Mr. Stone served as Corporate Vice President for U.S. IDM Sales since 2011 and as Senior Vice President of Southwest Region Sales since 2006. Mr. Stone has also held various other senior sales management positions since joining Amkor in 2002. He has over 30 years of industry experience in semiconductor package engineering, sales and sales management, including executive and management positions with ChipPAC, Kyocera America, Sumitomo America and General Electric Ceramics. Mr. Stone holds a Bachelor's degree in Engineering from Purdue University.
Gil C. Tily.  Gil C. Tily was appointed Executive Vice President and Chief Administrative Officer in May 2008 and has served as our General Counsel and Corporate Secretary since he joined Amkor in 2007. Prior to joining Amkor, Mr. Tily was a partner in the law firm of Dechert LLP where he worked for 28 years. Mr. Tily holds an A.B. in Politics from Princeton University and a J.D. from the University of Pittsburgh School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The primary objectives of our compensation program are to attract personnel for positions of substantial responsibility, and to provide appropriate incentives for them to perform to the best of their abilities to promote the success of our business and build long-term value for our stockholders. The outsourced semiconductor packaging and test market is very competitive. To compete effectively, we need key senior management and technical personnel with the talent, leadership and commitment to manage and operate our business, develop effective business strategies, differentiate our products and services, and anticipate and respond effectively to new challenges. To achieve these objectives we offer a competitive compensation package consisting primarily of base salary, performance-based annual cash bonus opportunities and equity-based awards, with an emphasis on cash compensation.
In determining the compensation of our named executive officers for 2016, the Compensation Committee considered the current economic environment, the company’s financial results, the views of our Executive Chairman, the many contributions of our named executive officers that are not fully reflected in our financial results, the highly competitive nature of the company’s industry, compensation data provided from time to time by the Compensation Committee’s independent compensation consultant and the need to attract, retain and motivate a team of highly qualified and dedicated senior executives who are critical to the long-term success of the company.
The Compensation Committee also considers the results of the company’s advisory vote to approve the compensation of our named executive officers, which is held on an annual basis consistent with the preference expressed by our stockholders. Our stockholders overwhelmingly approved the compensation of the named executive officers at our last Annual Meeting, with approximately 99% of votes cast in favor of approval. Although this vote is non-binding, we view this vote as a strong endorsement of our executive compensation program and policies.
Objectives and Philosophy of Executive Compensation Program
The objectives of our compensation program guide our Chief Executive Officer and Compensation Committee in designing pay packages with an appropriate mix of fixed and variable compensation to enable the company to recruit, motivate and retain key executives while maintaining a competitive cost structure. The Compensation Committee reviews proposed compensation packages with our Chief Executive Officer in determining compensation packages for our key executives (other than our Chief Executive Officer). The Chief Executive Officer and Compensation Committee also consult with the Executive Chairman in determining compensation packages.
Given the competitive and highly cyclical nature of our business, the Compensation Committee retains the flexibility to design an executive compensation structure that allows for a mix of cash, equity and other incentives that meets the overall compensation program objectives. Because of the highly cyclical nature of the semiconductor industry and the volatility of our stock price in recent years, it has been the philosophy of our Executive Chairman that equity compensation should not be the primary driver of our compensation program. As a result, the cash compensation component (base salary plus bonus opportunity) has historically represented a greater portion of total compensation opportunity than the equity component in our executive compensation structure. Consistent with the goal of maintaining flexibility in our executive compensation program, the Compensation Committee does not target short-term and long-term and cash and non-cash compensation at a specific percentage of an executive officer's overall compensation opportunity. Instead, the Compensation Committee retains the discretion to allocate compensation opportunities within these categories as it deems appropriate to achieve our overall compensation objectives.
Historically, the Compensation Committee and our Chief Executive Officer, in consultation with our Executive Chairman, have evaluated and monitored the effectiveness of our overall executive compensation arrangements on an ongoing basis. During 2016, the Compensation Committee continued to retain Frederic W. Cook & Co., a compensation consultant, to assist the Compensation Committee in reviewing the company’s compensation structure for executives, including the standard elements of base salary, performance-based cash bonuses, and equity incentive programs, and in the selection of comparison companies for providing data to be used when evaluating our executive compensation arrangements. The Compensation Committee has considered the data provided by its compensation consultant from time to time at a macro level as part of its determination of whether the overall level of compensation for each of our named executive officers is reasonable in light of market conditions. However, the Compensation Committee does not use the data to establish any element of compensation at a particular benchmark or percentile level.
The Compensation Committee reviews and approves the compensation for our executive officers, including our Chief Executive Officer. It is the practice of the Compensation Committee to review with the other independent directors and the

Executive Chairman, any significant changes to the Chief Executive Officer’s compensation. In setting our executive officers’ overall compensation, the Compensation Committee generally considers a variety of factors related to the company's performance, including in the case of our 2016 annual bonus program for executives: (i) Sales Growth (ii) Gross Profit and (iii) Greater China Sales Growth, each of which was calculated based on a pre-determined method as set by the Compensation Committee, as described in more detail below. These performance metrics were selected because the Compensation Committee and our Chief Executive Officer believed that Sales Growth, Gross Profit and Greater China Sales Growth are key drivers for increasing shareholder value. Other factors considered by the Compensation Committee typically include the achievement of other financial and operating business objectives, our fiduciary and corporate responsibilities, competitive practices and trends, regulatory requirements and individual performance.
2017 Update on Chief Executive Officer Compensation
In recognition of Mr. Kelley’s achievements in driving company performance and stockholder value, and the Board’s desire to retain Mr. Kelley as President and Chief Executive Officer, the Company entered into a new four-year compensation arrangement with Mr. Kelley dated February 27, 2017. In determining Mr. Kelley's compensation, the Compensation Committee noted the Company's record sales of $3.9 billion in 2016, the successful consolidation of J-Devices, and the solid sales growth in automotive, Greater China and Advanced SiP. The successful execution of these initiatives has contributed to improved profitability and cash flow which in turn have resulted in increasing stockholder value, as demonstrated by our annualized four-year Total Shareholder Return as of December 31, 2016 of 26%. The Compensation Committee and Executive Chairman considered these factors, along with others, when evaluating a compensation package for Mr. Kelley that would provide appropriate incentives for his service and performance going forward. Under the new agreement, Mr. Kelley’s employment with the Company will continue to be on an at-will basis. The material elements of the agreement are as follows:
Base Salary. Mr. Kelley’s annual base salary was increased from $700,000 to $825,000. Effective January 1, 2018, his base salary will be increased to $860,000 and effective January 1, 2019, his base salary will be increased to $895,000.
Annual Incentive Bonus. Under the Company’s Executive Incentive Bonus Plan, Mr. Kelley will be eligible for an annual cash bonus with a target amount equal to 135% of his base salary.

Equity Awards. Mr. Kelley was granted the following equity awards under the Company’s 2007 Equity Incentive Plan: (i) a one-time grant of 200,000 time-based restricted shares of Company common stock and (ii) an option to purchase an additional 450,000 shares of Company common stock at a purchase price per share equal to the fair market value of such shares on the grant date. The option and restricted stock awards will vest in equal quarterly installments and will be fully vested on the fourth anniversary of the grant date. In addition, each award will vest in full upon his death, disability or Change in Control (as defined in the Plan).

Service Bonus. Subject to his continued employment with the Company, Mr. Kelley is entitled to receive a service bonus of $8,500,000 ("Total Service Bonus") payable in four annual installments of $2,125,000 ("Annual Service Bonus") in arrears for service for the prior year. In the event of death or disability, the current year Annual Service Bonus will be fully paid, but the remaining unpaid portion of the Total Service Bonus will be forfeited. In the event of his termination for "cause" or without "good reason," the remaining unpaid portion of the Total Service Bonus will be forfeited. If his employment is terminated by the Company without "cause" and other than due to his death or disability or by him for "good reason," in each case in connection with or after a "change in control," he will be paid a lump sum amount equal to the remaining unpaid portion of the Total Service Bonus.

Severance Terms. Upon termination of Mr. Kelley’s employment by the Company without "cause" or by Mr. Kelley for "good reason," he will be entitled to continuation of his then-current base salary for an 18-month period; a pro-rata bonus for the year of termination determined based on the actual bonus, if any, he would have been paid for such year absent such termination; payment of health insurance premiums for up to 18 months; payment of outplacement services for up to six months; and payment of salary, unused vacation time and vested benefits earned prior to termination.

Consistent with the philosophy of the Executive Chairman and our historical approach to executive compensation, the cash compensation component (base salary plus cash bonus opportunities) represents a greater portion of total compensation than the equity component of Mr. Kelley’ s compensation package.

Risk Assessment
In March 2017, in connection with the preparation of this Proxy Statement, the Compensation Committee reviewed and evaluated the company’s executive compensation and general compensation policies and practices. As part of that process, the Compensation Committee evaluated whether such policies and practices would create risks that were reasonably likely to have a material adverse effect on the company. The Compensation Committee considered a number of factors, including the key components of the company’s compensation programs and the relative weighting of those components as part of overall compensation, as well as the considerations enumerated by the SEC. The Compensation Committee also considered the fact that base salary, which represents a meaningful portion of each executive's overall compensation opportunity, is not performance-based. Prior to the Compensation Committee’s review, members of the executive management team (in consultation with the company’s outside legal counsel) also reviewed the company’s compensation policies and practices and considered whether those policies and practices were likely to encourage inappropriate risk-taking by executives or other employees. Based on the foregoing, the company concluded that its compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the company.
Independence of Compensation Committee
All members of the Compensation Committee have been determined by the Board of Directors to be independent directors in accordance with Nasdaq, SEC and Internal Revenue Code rules. The Compensation Committee operates under a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at http://www.amkor.com.
Our Compensation Program Rewards Individual and Company Performance
Our compensation program is designed to reward high levels of performance at a company and individual level. Our key executive incentive compensation components currently consist of cash bonuses and equity grants, both of which are designed to reward our company-wide performance and superior individual performance. In addition, given the volatility of our industry and the impact that volatility has on our variable pay, we also strive to provide competitive base salaries in order to ensure a baseline level of stable income, and health and welfare benefits in order to promote the well-being of our executives.
Our Chief Executive Officer reviews the performance of each of his direct reports on an ongoing basis. Based on this ongoing assessment of performance, our Chief Executive Officer makes recommendations regarding the compensation of executive officers (other than his own).
Our compensation program is designed to reward performance rather than longevity of service. We do not maintain a pension program for our U.S.-based executives, other than the 401(k) plan that is generally available to U.S. employees. All salary increases and non-benefit related compensation other than base salary are structured in a manner that rewards performance, not length of service.
Although our current long-term incentive program consists of stock option and restricted stock grants that vest over time, the intrinsic nature of a stock option is that it will only provide value to the executives to the extent our stock price increases over the life of the stock option. Restricted stock provides a base level of long-term incentive compensation vesting over time that promotes the retention of key employees and ties executive compensation to the creation of long-term shareholder value through appreciation in the company’s stock price.
Elements of our Compensation Program
The company provides two main types of compensation — fixed compensation and variable compensation. Fixed elements of compensation are not correlated directly to any measure of the company's performance and include items such as (i) base salary, (ii) 401(k) matching contributions, (iii) health and welfare benefits, and (iv) limited perquisites and supplemental benefits. In the case of our Chief Executive Officer, fixed compensation also includes his Service Bonus, as described above.Variable elements of compensation are based on performance and include such items as annual performance bonuses, and equity awards in the form of options to purchase shares of our common stock, restricted stock, or similar equity-based incentives. Although the company does not have a policy obligating us to provide severance benefits to terminated executives or employees, the company has provided severance benefits to certain executives and other employees on a discretionary basis.
Base Salary
The Compensation Committee believes that the primary purpose of base salaries is to provide a stable source of income in order to attract and retain key executives. We also use base salary increases to reward high performing executives and to recognize increases in the scope of an individual’s responsibilities. We seek to set base salaries at a level that is sufficient to be attractive to current and prospective executives. The primary factors we consider when setting base salaries include the experience and expertise of the individual, the value of the position to our organization and ongoing strategy, the competitive market environment, internal equity considerations, and the input of our Chief Executive Officer and our Executive Chairman.
In February 2016, in connection with Mr. Yoshifumi Nakaya's promotion and appointment as Executive Vice President, Japan and Chief Executive Officer and President of J-Devices, the Compensation Committee approved an increase in Mr. Nakaya's base salary from JPY 60M to JPY 65M (approximately $575,000).

In September 2016, in connection with Ms. Faust's promotion and appointment as Corporate Vice President and Chief Financial Officer of the Company, the Compensation Committee approved an increase in Ms. Faust's base salary to $300,000.
In November 2016, based on Mr. Rutten's performance, the Compensation Committee approved an increase in Mr. Rutten's base salary from $395,000 to $425,000.
In February 2017, the Compensation Committee approved increases in the base salaries of our named executive officers as follows: Mr. Tily's base salary was increased from $580,000 to $610,000; Ms. Faust's base salary was increased from $300,000 to $315,000; Mr. Rutten's base salary was increased from $425,000 to $450,000; and Mr. Nakaya's base salary was increased from JPY 65M to JPY 68.25M (approximately $610,000).
Annual Incentive Opportunities
We have generally paid cash bonuses to our executives based on the executive’s performance and our financial results. Cash bonuses, if any, are typically paid in the year following the year during which performance was measured. The primary purpose of cash bonuses is to focus the attention of key executives on our operational and financial performance. In addition, unlike stock options or restricted stock, our cash bonus program allows us to set individual and company-wide goals that are viewed as critical to our overall success on an ongoing basis. This provides us with the flexibility to adapt our focus and goals as business priorities and executives’ roles change over time. Bonuses are paid to executives with respect to the financial performance goals for a given year only if the performance goals as approved by the Compensation Committee are achieved. Furthermore, even if such performance goals are achieved, the Compensation Committee retains the discretion to reduce an executive’s earned bonus based on such factors as it determines relevant.
Bonus opportunities for the named executive officers for 2016 were established by the Compensation Committee under the Amkor Technology, Inc. Executive Incentive Bonus Plan (the “Executive Bonus Plan”). In setting the target bonus levels, the Committee considered, among other factors, alignment of executive compensation with creation of stockholder value. The following table sets forth the target bonus levels for 2016:

Target Bonus as a Percentage of Base Pay
James J. Kim	135%
Executive Chairman (1)
John T. Kim	75
Executive Vice Chairman (1)
Stephen D. Kelley	100
President and Chief Executive Officer
Megan Faust	75
Corporate Vice President and Chief Financial Officer
Yoshifumi Nakaya	100
Executive Vice President, Japan and Chief Executive Officer and President
of J-Devices
Gil C. Tily	85
Executive Vice President, Chief Administrative Officer, General Counsel
and Corporate Secretary
Giel Rutten	75
Executive Vice President, Advanced Products
Notes

(1)
While Mr. James J. Kim and Mr. John T. Kim are not executive officers, they have been included here as their incentive compensation for 2016 was established based on the same performance criteria approved by the Compensation Committee for our executive officers.

For 2016, the Executive Bonus Plan provided each participant with a target bonus amount that could be earned based on achievement of the following performance goals: (i) Sales Growth (weighted at 30%), (ii) Gross Profit (weighted at 25%), (iii)

Greater China Sales Growth (weighted at 15%), and (iv) Discretionary/Individual Performance (weighted at 30%). For purposes of the Executive Bonus Plan, Sales Growth and Gross Profit were determined based on net sales and gross profit as reported in our audited consolidated financial statements, to be adjusted for extraordinary items such as legal settlements and accruals, sales, costs and other charges associated with mergers and acquisitions, non-routine restructuring charges, certain tax impacts and other similar items as approved by the Compensation Committee.
For 2016, the Executive Bonus Plan used the following payout formula:

•	A threshold, target and maximum level of performance was established with respect to (i) Sales Growth, (ii) Gross Profit and (iii) Greater China Sales Growth.

•	0% of the target bonus amount was to be paid if less than the threshold levels of performance were achieved with respect to all three performance goals;

•	100% of the target bonus amount was to be paid if the target levels of performance were achieved with respect to all three performance goals; and

•	150% of the target bonus amount was to be paid if the maximum levels of performance were achieved with respect to all three performance goals.
Each goal was independent of the other goals, such that if the target for Gross Profit was achieved, but the threshold targets for the other two performance goals were not achieved, it would have still been possible to earn a 2016 bonus. In the event that performance for any metric was greater than the threshold but less than the target, or was greater than the target but less than the maximum, then the payout for such metric would be pro-rated on a straight line basis.
In February 2017, the Compensation Committee considered the performance of our named executive officers and Mr. James J. Kim and Mr. John T. Kim during 2016 under the Executive Bonus Plan, and determined that the named executive officers and Mr. James J. Kim and Mr. John T. Kim would be entitled to bonuses as set forth below, based on the level of achievement in 2016:

Name	2016 Target Bonus	2016 Actual Bonus	2016 Actual Bonus (as % of Target)
James J. Kim	$810,000	$1,111,320	137.2%
John T. Kim	318,750	437,325	137.2
Stephen D. Kelley	700,000	960,400	137.2
Megan Faust (1)	158,648	193,867	122.2
Yoshifumi Nakaya	555,750	762,489	137.2
Gil C. Tily	493,000	661,606	134.2
Giel Rutten	318,750	427,763	134.2
Notes

(1)	Ms. Faust's 2016 Bonus payout was prorated in light of her promotion to Chief Financial Officer during the year.
Long-term Incentive Compensation
The company has granted equity-based awards to executives from time to time, typically in the form of stock options or restricted stock with time-based vesting requiring continued service through each vesting date. The primary purpose of granting equity-based awards is to align our executives and stockholders with a common goal of long-term stockholder value creation. The Compensation Committee believes that stock options issued with exercise prices equal to fair market value on the date of grant that have a time-based vesting requirement can be an effective retention and incentive tool because the stock options only produce value to the extent that the executive continues to be employed by us and the stock price increases, which in turn creates value for all stockholders. The Compensation Committee also believes that restricted stock grants are an appropriate incentive compensation tool because they provide a base level of long-term incentive compensation vesting over time that promotes the retention of key employees and ties executive compensation to the creation of long-term stockholder value through appreciation in the company’s stock price.

Historically, the Chief Executive Officer typically consulted with other senior executive officers and our Executive Chairman regarding his recommendations for the number of stock option and restricted stock awards granted to our executive officers (other than the Chief Executive Officer), and the frequency of grants. The Compensation Committee, with the assistance of data provided periodically by its compensation consultant, reviews the recommendations from the Chief Executive Officer, and makes awards as it deems appropriate. Although a number of factors are considered, the number of stock option and restricted stock awards granted to our executive officers is determined on a case-by-case, discretionary basis, rather than on a formula basis. Factors considered include individual performance potential, retention and competitive market-based compensation packages. The number of stock option and restricted stock awards granted to our Chief Executive Officer, and the frequency of grants to him, is determined in the discretion of the Compensation Committee. It is the practice of the Compensation Committee to review such grants to the Chief Executive Officer with the other independent members of the Board and the Executive Chairman.
In February 2016, in connection with Mr. Yoshifumi Nakaya’s promotion and appointment as Executive Vice President, Japan and Chief Executive Officer and President of J-Devices, the Compensation Committee approved, a grant under the 2007 Equity Plan to Mr. Nakaya of an option to purchase 200,000 shares of Company common stock at a purchase price per share equal to the fair market value of a share on the grant date.
In September 2016, in connection with Ms. Faust’s promotion and appointment as Corporate Vice President and Chief Financial Officer of the Company, the Compensation Committee approved a grant, under the 2007 Equity Plan, to Ms. Faust of an option to purchase 75,000 shares of Company common stock at a purchase price per share equal to the fair market value of a share on the grant date.
In February 2017, the Compensation Committee approved the following stock option awards to the other named executive officers and to Mr. James Kim and Mr. John Kim under the 2007 Equity Plan: James Kim - 200,000 shares; John Kim - 175,000 shares; Gil Tily - 175,000 shares; Megan Faust - 120,000 shares; Giel Rutten - 150,000 shares. The stock options were granted at an exercise price per share equal to the fair market value of a share on the grant date.
Timing of Grants. The Compensation Committee has not granted, nor does it intend in the future to grant, stock options to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. In addition, discretionary stock option grants may not be made during certain “blackout” periods established in connection with the public release of earnings information. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on stock option grant dates.
Severance Benefits
Although we do not have a policy obligating us to provide severance benefits to terminated executives or employees, the company has provided severance benefits to certain executives and other employees on a discretionary basis. As part of the compensation package offered to induce Mr. Kelley to accept our offer of employment, Mr. Kelley’s employment letter includes a provision regarding severance benefits payable upon his termination of employment under certain circumstances. These severance benefits are described further in the “Potential Payments Upon Termination or Change in Control” section below. With the exception of the foregoing, we do not have any employment, severance or change-in-control arrangements in place with any of our named executive officers.
In connection with Ms. Joanne Solomon’s departure from the Company in September 2016, Ms. Solomon was provided the following severance benefits: (i) a lump sum of $460,000 (one-year base salary), (ii) a lump sum bonus of $477,800 under the Executive Bonus Plan, (iii) reimbursement for the reasonable costs of outplacement services, and (iv) payment of COBRA health insurance premiums for up to twelve months. Ms. Solomon’s unvested stock options and shares of restricted stock and vested stock options were treated in accordance with the terms of the applicable award agreements.
Other Compensation Elements
Health and Welfare Benefits.    Our executives are eligible to participate in health and welfare benefit programs that are generally available to substantially all salaried, full-time employees, as determined by the country of their employment.
Retirement Benefits.    We do not have a pension plan in place for U.S. employees or executives. We do offer a tax-qualified 401(k) savings plan that, subject to Internal Revenue Service (“IRS”) limits, allows U.S. executives and employees to contribute a portion of their cash compensation on a pre-tax basis to an account that is eligible to receive matching contributions. We match employee contributions at a rate of 100% of the amount of compensation deferred by the participant, up to a maximum matching contribution of $10,000 per year.

Perquisites and Personal Benefits.    In addition to the health and welfare benefits generally available to all salaried, full-time employees, the company also pays for our executive officers to obtain an annual medical screening. Although they make up a small portion of total compensation for our named executive officers, the purpose of these compensation elements is to promote the continuous well-being of our executives, and to ensure that our most critical employees are able to devote their attention to our ongoing success.
Stock Ownership Guidelines
Our executive officers, including our named executive officers, are expected to own shares of our common stock equal in value to a multiple of the executive’s salary or a specified number of shares, whichever is less. The Chief Executive Officer is expected to hold the lesser of 100% of his annual base salary or 100,000 shares. Each other executive officer of the company is expected to hold the lesser of 50% of his/her annual base salary or 50,000 shares. Executive officers have five years from the date on which they were appointed as an executive officer or the adoption of the guidelines (whichever is later) to achieve this ownership level.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for federal income tax purposes of compensation over $1 million paid to our Chief Executive Officer and our next three most highly paid executive officers (other than our Chief Financial Officer) in a taxable year. Compensation above $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Compensation Committee is aware of these limitations when structuring executive compensation. However, we retain the flexibility to pay compensation that is not entirely deductible where the Compensation Committee determines doing so to be appropriate.
For accounting purposes equity awards are measured at their fair value at the date of grant with the resulting compensation expense recognized ratably over the service period which is generally the vesting period of the award.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2016. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
This report is submitted by the Compensation Committee.
Winston J. Churchill, Chair
Roger A. Carolin
Robert R. Morse

2016 Summary Compensation Table
The following table sets forth compensation earned for services rendered to us and our subsidiaries by our Principal Executive Officer, Principal Financial Officer, our three most highly compensated executive officers (other than our Principal Executive Officer and Principal Financial Officer) who were serving as executive officers at the end of 2016, and one former executive officer who left the company during 2016 (collectively, our "named executive officers").

Name and Principal Position	Year	Salary($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation($)(4)	Total($)
Stephen D. Kelley	2016	700,000	—	960,400	12,270	1,672,670
President and	2015	700,000	—	210,000	10,000	920,000
Chief Executive Officer	2014	698,654	—	898,100	178,926	1,775,680
Megan Faust	2016	274,451	283,267	193,867	14,109	765,694
Corporate Vice President and
Chief Financial Officer
Yoshifumi Nakaya	2016	597,536 (5)	403,580	762,489 (6)	130,202 (5)	1,893,807
Executive Vice President, Japan
President and Chief Executive
Officer, J-Devices
Gil C. Tily	2016	580,000	—	661,606	14,692	1,256,298
Executive Vice President,	2015	580,000	—	147,900	10,626	738,526
Chief Administrative Officer,	2014	580,000	—	632,519	6,892	1,219,411
General Counsel and
Corporate Secretary
Giel Rutten	2016	398,923	—	427,763	214,286	1,040,972
Executive Vice President,	2015	395,000	—	88,875	608	484,483
Advanced Products	2014	388,378	289,260	360,844	33,784	1,072,266
Joanne Solomon (1)	2016	366,518	—	477,802	470,208	1,314,528
Former Executive Vice President	2015	460,000	—	117,300	11,316	588,616
and Chief Financial Officer	2014	460,000	—	501,653	7,228	968,881
 Notes

(1)	Ms. Solomon separated from Amkor in September 2016, and "All Other Compensation" for her is primarily related to separation payments.

(2)
The amounts in the Option Awards column reflect the aggregate grant date fair value of option awards for the years ended December 31, 2016 and 2014, calculated in accordance with FASB ASC 718 and excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017. These amounts reflect the accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the named executive officers.

(3)	Represents amounts earned pursuant to the terms of the Executive Bonus Plan with respect to the years ended December 31, 2016, 2015 and 2014.

(4)	See the 2016 All Other Compensation Table below for additional information.

(5)	Converted from Japanese Yen based on the average exchange rate for the year ended December 31, 2016 which was 108.78.

(6)	Converted from Japanese Yen based on the exchange rate as of December 31, 2016, which was 116.96.

2016 All Other Compensation Table
All Other Compensation amounts in the Summary Compensation Table consist of the following:

Name		Auto Fringe ($)(1)	Tax Related Payments ($)	401(K) Match ($)(2)	Company Paid Insurance ($)(3)	Executive Medical Exam ($)(4)	Relocation and Housing Payments ($)(5)	Separation Payments ($)	Total ($)
Stephen D. Kelley	2016	—	—	10,000	—	2,270	—	—	12,270
	2015	—	—	10,000	—	—	—	—	10,000
	2014	—	78,873 (5)	6,000	—	1,835	92,218	—	178,926
Megan Faust	2016	—	—	10,000	—	4,109	—	—	14,109
Yoshifumi Nakaya	2016	8,708 (7)	—	—	63,074 (7)	—	58,420 (7)	—	130,202
Gil C. Tily	2016	—	—	10,000	—	4,692	—	—	14,692
	2015	—	—	10,000	—	626	—	—	10,626
	2014	—	—	6,000	—	892	—	—	6,892
Giel Rutten	2016	—	161,916 (6)	10,000	—	—	42,370	—	214,286
	2015	—	—	608	—	—	—	—	608
	2014	—	8,784	—	—	—	25,000	—	33,784
Joanne Solomon	2016	—	—	10,000	—	208	—	460,000	470,208
	2015	—	—	10,000	—	1,316	—	—	11,316
	2014	—	—	6,000	—	1,228	—	—	7,228
Notes

(1)	Represents the cost to us for automobile related items including lease payments, parking fees and insurance premiums.

(2)	Represents our matching contributions to the participants’ 401(k) accounts.

(3)	Represents company paid premiums for insurance for which we are not the beneficiary.

(4)	Represents the cost to us of a comprehensive annual physical examination made available to our executive officers.

(5)	Represents payments made to or on behalf of the named executive officer for relocation or housing expenses related to his company assignment.

(6)
Includes payments made in 2016 pursuant to our expatriate tax equalization program. Under this program, the amounts paid on behalf of the named executive officer in a given year are subject to adjustment in subsequent years based on actual tax liability for each year. The tax related payments include adjustments related to prior tax years that were made in the year reported above.

(7)	Converted from Japanese Yen based on the average exchange rate for the year ended December 31, 2016 which was 108.78.

Grants of Plan-Based Awards in 2016
The following table sets forth certain information with respect to each award granted to the named executive officers under any plan for the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Numbers of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Stephen D. Kelley	2/10/2016	—	700,000	1,050,000	—	—	—
Megan Faust	9/12/2016	—	158,648	237,972	75,000	8.88	283,268
Yoshifumi Nakaya	2/10/2016	—	555,750	833,625	—	—	—
	2/17/2016	—	—	—	200,000	4.60	403,580
Gil C. Tily	2/10/2016	—	493,000	739,500	—	—	—
Giel Rutten	2/10/2016	—	318,750	478,125	—	—	—
Joanne Solomon	2/10/2016	—	391,000	586,500	—	—	—
 Notes

(1)	Represents each named executive officer’s threshold, target and maximum bonus opportunity under the Executive Bonus Plan for 2016.
Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by both exercisable and non-exercisable stock options and the number of restricted shares held by our named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stephen D. Kelley	—	93,750 (2)	4.50	5/8/2023	—	—
	—	—	—	—	93,750 (3)	989,063
Megan Faust	—	75,000 (4)	8.88	9/12/2026	—	—
Yoshifumi Nakaya	—	200,000 (5)	4.60	2/17/2026	—	—
Gil C. Tily	75,000	—	10.97	8/6/2017	—	—
	81,250	18,750 (6)	4.28	9/9/2023	—	—
Giel Rutten	—	31,250 (7)	5.18	2/13/2024	—	—
Joanne Solomon	—	—	—	—	—	—
Notes

(1)	The market value of the unvested shares of restricted stock is based on the closing market price of our common stock on December 31, 2016.

(2)
This stock option was granted on May 8, 2013, and vests over four years as follows: 25% of the shares subject to the option vest on the first anniversary of the grant date and 1/16th of the shares subject to the option vest quarterly thereafter.

(3)
The restricted stock was granted on May 8, 2013 and vests over four years as follows: 25% of the shares vests on the first anniversary of the grant date and 1/16th of the shares subject to the grant vest quarterly thereafter.

(4)
This stock option was granted on September 12, 2016 and vests over four years as follows: 25% of the shares subject to the option vest on the first anniversary of the grant date and 1/16th of the shares subject to the option vest quarterly thereafter.

(5)
This stock option was granted on February 17, 2016 and vests over four years as follows: 25% of the shares subject to the option vest on the first anniversary of the grant date, and 1/16th of the shares subject to the option vest quarterly thereafter.

(6)
This stock option was granted on September 9, 2013 and vests over four years as follows: 25% of the shares subject to the option vest on the first anniversary of the grant date and 1/16th of the shares subject to the option vest quarterly thereafter.

(7)
This stock option was granted on February 13, 2014 and vests over four years as follows: 25% of the shares subject to the option vest on the first anniversary of the grant date and 1/16th of the shares subject to the option vest quarterly thereafter.

2016 Option Exercises and Stock Vested

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen D. Kelley	656,250	3,537,500	187,500	1,426,406
Megan Faust	—	—	938	6,643
Yoshifumi Nakaya	—	—	—	—
Gil C. Tily	—	—	8,750	61,952
Giel Rutten	53,750	349,906	—	—
Joanne Solomon	125,000	339,085	5,625	33,919
Notes

(1)	This column represents the difference between the aggregate market value of the shares for which the option was exercised and the aggregate exercise price for such shares.

(2)	This column represents the product of the number of shares vesting, multiplied by the per share market value of our common stock on the applicable vesting date.
Potential Payments Upon Termination or Change in Control
Pursuant to his employment offer letter, dated February 27, 2017, if Mr. Kelley’s employment is terminated by Amkor without “cause” or by Mr. Kelley for “good reason,” he will be entitled to continuation of his then-current base salary for an 18-month period; a pro-rata bonus for the year of termination determined based on the actual bonus, if any, he would have been paid for such year absent such termination; payment of health insurance premiums for up to 18 months; payment of outplacement services for up to six months; and payment of salary, unused vacation time and vested benefits earned prior to termination.
In the event of Mr. Kelley's termination due to death or disability, the current year Annual Service Bonus will be fully paid, but the remaining unpaid portion of the Total Service Bonus will be forfeited. In the event of his termination for "cause" or without "good reason," the remaining unpaid portion of the Total Service Bonus will be forfeited. If his employment is terminated by the Company without "cause" and other than due to his death or disability or by him for "good reason," in each case in connection with or after a "change in control," he will be paid a lump sum amount equal to the remaining unpaid portion of the Total Service Bonus.
Mr. Kelley’s right to receive severance benefits, as described above, is contingent upon his compliance with certain non-competition and non-solicitation obligations for 18 months following his termination of employment, and certain non-disparagement, confidentiality and intellectual property assignment obligations for an indefinite period.
With the exception of the foregoing, none of our U.S. executives has a pension benefit or post-retirement health coverage arrangement provided by Amkor.

In September 2016, Ms. Solomon separated from Amkor and entered into an agreement and release with the Company that provides for her to receive (i) a lump sum of $460,000 (one-year base salary), (ii) a lump sum amount equal to the bonus she would have been paid, if any, under the Company’s 2016 Executive Bonus Plan when payments are made to participants generally under the plan, (iii) reasonable costs of outplacement services and (iv) payment of health insurance premiums for up to twelve months. Further, Ms. Solomon’s unvested stock options and shares of restricted stock and vested stock options were treated in accordance with the terms of the applicable award agreement. The agreement and release also contains confidentiality, non-solicitation, non-disparagement and other customary provisions and is subject to non-revocation of a general release by Ms. Solomon.
Post Employment Compensation
As described in the Compensation Discussion and Analysis above, our named executive officers are employees at will and, other than Mr. Kelley (as described above), do not have employment, change-in-control or severance agreements with us. The information and related tables presented below reflect the amount of compensation that would become payable to our named executive officers upon certain events if the named executive officer’s employment had terminated, or a change in control had occurred on December 31, 2016. The figures shown in the tables presented below are based, where applicable, on Amkor’s closing stock price on that date and any actual amounts paid under these scenarios, should they occur in the future, may be different. For purposes of this section, we have excluded amounts that would become payable under programs that are generally available to Amkor’s salaried employees (e.g., our 401(k) plan and company-provided life insurance).
Cash Payments upon Termination of Service
Except as described above with respect to Mr. Kelley, Amkor does not have any executive contracts or agreements that provide for cash severance payments for terminations of any kind for U.S.-based executives. Furthermore, there is no policy that obligates us to pay severance under any circumstances. In the past, we have had an informal and discretionary practice regarding severance payments where employees whose service is involuntarily terminated due to a reduction in force have generally received three weeks of base salary pay for their first year of service and one week of base salary for every year of service thereafter. This practice and formula has been used typically for non-executive officers. For executives, informal and discretionary past practice has generally ranged from providing six to twelve months of base salary and in one case, approximately 24 months of base salary.
Treatment of Equity upon Termination and Change in Control
The following table shows the additional vesting, if any, for unvested equity awards and the exercise periods for vested stock option awards, if applicable, should the following events occur.

Treatment of Outstanding Stock Options and Restricted Stock upon Various Events
Voluntary Resignation	Normal Retirement (1)	Involuntary Not for Cause	For Cause Termination	Change in Control	Death	Disability

No additional vesting of Restricted Stock or Stock Options; up to 3 months to exercise vested Stock Options	No additional vesting of Restricted Stock or Stock Options; up to 24 months to exercise vested Stock Options	No additional vesting of Restricted Stock or Stock Options; up to 3 months to exercise vested Stock Options	No additional vesting of Restricted Stock or Stock Options; up to 3 months to exercise vested Stock Options	Accelerated vesting of Restricted Stock and Stock Options (if not assumed); up to 3 months to exercise vested Stock Options	Accelerated vesting of Restricted Stock and Stock Options; up to 24 months to exercise vested Stock Options	Accelerated vesting of Restricted Stock and Stock Options; up to 24 months to exercise vested Stock Options
Notes

(1)
Normal retirement is defined as termination of service on or after the date when the sum of (i) the executive’s age (rounded down to the nearest whole month), plus (ii) the number of years (rounded down to the nearest whole month) that the executive has provided services equals or is greater than seventy-five (75).

Based on the treatment of equity awards as outlined in the preceding table, the following table shows the value attributable to the acceleration of vesting for outstanding restricted stock and stock options held by each named executive officer as of December 31, 2016 under each acceleration event described above. The value shown is based on a termination date or a change in control as of December 31, 2016 using the closing price of our common stock on that date, which was $10.55.

	Value of Accelerated Vesting of Unvested Shares of Restricted Stock and Unvested Stock Options
Name	Voluntary Resignation ($)	Normal Retirement ($)	Involuntary Not for Cause ($)	For Cause Termination ($)	Change-in Control ($)	Death ($)	Disability ($)
Stephen D. Kelley	—	—	—	—	1,556,250	1,556,250	1,556,250
Megan Faust	—	—	—	—	125,250	125,250	125,250
Yoshifumi Nakaya	—	—	—	—	1,190,000	1,190,000	1,190,000
Gil C. Tily	—	—	—	—	117,656	117,656	117,656
Giel Rutten	—	—	—	—	167,813	167,813	167,813
Joanne Solomon	—	—	—	—	—	—	—
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of February 28, 2017 by:

•	each person or entity who is known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors; and

•	each named executive officer.
Beneficial Ownership

Name and Address†	Number of Shares (a)	Percentage Ownership (%)
James J. Kim Family Group(b)	137,994,097	57.6
915 Investments LP(c)	49,594,980	20.8
Sujochil(c)	19,484,809	8.2
Roger A. Carolin(d)	236,461	*
Winston J. Churchill(e)	175,361	*
Megan Faust	7,219	*
Stephen D. Kelley(f)	318,871	*
James J. Kim(g)	69,381,121	29.0
John T. Kim(h)	77,120,430	32.3
Susan Y. Kim(i)	64,624,011	27.0
Robert R. Morse(j)	84,061	*
Yoshifumi Nakaya(k)	50,000	*
John F. Osborne(l)	104,401	*
YongChul Park(m)	23,567	*
Giel Rutten(n)	6,250	*
Joanne Solomon(o)	150	*
John Stone (p)	44,222	*
Gil C. Tily(q)	224,701	*
David N. Watson(r)	54,061	*
James W. Zug(s)	205,828	*
All directors and executive officers (16 individuals)(t)	139,529,100	58.1
 Notes

*	Represents less than 1%.
†	The address for each person or entity is c/o Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, Arizona 85284

(a)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will become exercisable within 60 days of February 28, 2017 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned.

(b)
As reported by James J. Kim and other reporting persons on a Schedule 13D/A filed with the SEC on January 20, 2017 (the "Kim Schedule 13D"), Mr. James J. Kim, our Executive Chairman of the Board of Directors, members of Mr. Kim’s immediate family and affiliates own directly 137,987,030 shares, or approximately 58%, of our outstanding common stock. Of this total number of shares 425,000 are options exercisable within 60 days of December 31, 2016.

According to the Kim Schedule 13D, of the 137,994,097 shares beneficially owned, 51,512,037 shares are held by James J. Kim individually, of which 250,000 shares are issuable upon the exercise of stock options exercisable within 60 days of December 31, 2016; 17,869,084 shares are held by James J. Kim in his capacity as trustee of certain trusts established for the benefit of certain of his descendants, each of which is so named and so designated in the Kim Schedule 13D (the “Kim Trusts”), all of which are subject to shared investment power; 49,594,980 shares are held by 915 Investments, LP, a partnership in which James J. Kim is the sole general partner (the "915 Partnership"); 23 shares are held by his spouse, Agnes C. Kim; 25,824,640 shares are held by John T. Kim individually, of which 150,000 shares are issuable upon the exercise of stock options exercisable within 60 days of December 31, 2016 and 25,674,640 shares are subject to shared voting and investment power; 51,295,790 shares are held by John T. Kim in his capacity as trustee of certain Kim Trusts as named and so designated in the Kim Schedule 13D, of which 28,882,149 shares are subject to shared voting power and 45,738,225 shares are subject to shared investment power; 6,189,831 shares are held by David D. Kim individually, all of which are subject to shared voting and investment power; 2,698,513 shares are held by David D. Kim in his capacity as trustee of certain Kim Trusts as named and so designated in the Kim Schedule 13D, all of which are subject to shared voting and investment power; 29,622,339 shares are held by Susan Y. Kim individually, of which 25,000 shares are issuable upon the exercise of stock options exercisable within 60 days of December 31, 2016; 25,674,640 shares are subject to shared voting and investment power; 35,047,710 shares are held by Susan Y. Kim in her capacity as trustee of certain Kim Trusts as named and so designated in the Kim Schedule 13D, of which 27,547,063 shares are subject to shared voting power and 35,047,710 shares are subject to shared investment power; 1,150,000 shares are held by The James and Agnes Kim Foundation, Inc. (the “Foundation”); and 6,189,831 shares are held by Sujoda Investments, LP, a partnership established for the benefit of members of the James J. Kim family (the “Sujoda Partnership”) and 19,484,809 shares are held by Sujochil, LP, a partnership established for the benefit of members of the James J. Kim family (the "Sujochil Partnership").
Each of the individuals named above in this footnote (b) (individually and as trustee of any Kim Trusts), the Sujoda Partnership, the Sujochil Partnership, the 915 Partnership, the Foundation and the Kim Trusts may be deemed members of a group under Section 13(d) of the Exchange Act consisting of members of James J. Kim’s family, the Kim Trusts, the Sujoda Partnership, the 915 Partnership and the Foundation (collectively, the “James J. Kim Family Group”), who each may exercise voting and/or investment power in one or more capacities with respect to the shares of common stock in concert with other members of the James J. Kim Family Group. None of the trust agreements for the Kim Trusts prohibit the trustees of such trusts from voting the shares of common stock of the company held by them, in their discretion, in concert with members of the James J. Kim Family Group. James J. and Agnes C. Kim are husband and wife. James J. and Agnes C. Kim are parents of Susan Y. Kim, David D. Kim and John T. Kim. The David D. Kim Trust of December 31, 1987 has as its sole trustee, David D. Kim. The John T. Kim Trust of December 31, 1987 has as its sole trustee, John T. Kim. John T. Kim is the parent of Allyson Lee Kim and Jason Lee Kim and is the co-trustee of each of his children’s trusts along with Susan Y. Kim. Susan Y. Kim is the parent of Alexandra Kim Panichello, Jacqueline Mary Panichello and Dylan James Panichello and is the co-trustee of each of her children’s trusts along with John T. Kim. David D. Kim is co-trustee of the James J. Kim 2008 Trust FBO Descendants of David D. Kim dated 2/5/08, along with John T. Kim and Susan Y. Kim, and the Irrevocable Deed of Trust of James J. Kim f/b/o Children of David D. Kim dated 11/11/05, along with John T. Kim. James J. Kim and Susan Y. Kim are co-trustees of the James J. Kim 2013 Qualified Annuity Trust U/A dated 5/17/13 and the James J. Kim 2014 Qualified Annuity Trust U/A dated 10/13/14. James J. Kim and John T. Kim are co-trustees of the John T. Kim 2012 Generation-Skipping Trust U/A dated 12/11/12 and the John T. Kim Irrevocable Trust U/A dated 12/11/12. Susan Y. Kim and John T. Kim are co-trustees of the Susan Y. Kim 2015 Irrevocable Trust U/A dated 3/16/15 and the Susan Y. Kim Irrevocable Trust U/A dated 7/26/12. The trustees of each Kim Trust may be deemed to be the beneficial owners of the shares held by such Kim Trust. None of the trusts named in the Schedule 13D, own more than five percent of the outstanding shares of common stock. James J. Kim, as general partner of the 915 Partnership, has voting and investment power with respect to all of the securities held by the 915 Partnership. Sujoda Management, LLC is the general partner of Sujoda Partnership. The sole members of Sujoda Management LLC are John T. Kim, Susan Y. Kim and David D. Kim. The general partners of the Sujochil Partnership are John T. Kim and Susan Y. Kim. The limited partners are John T. Kim, Susan Y. Kim, two irrevocable trusts created by Susan Y. Kim for her descendants and two irrevocable trusts created by John T. Kim for his descendants. In addition, all of the directors and officers of the Foundation are members of the James J. Kim Family Group. Accordingly, the 915 Partnership, the Sujoda Partnership, the Sujochil Partnership, and the Foundation might each be expected to vote its shares of common stock in concert with the other members of the James J. Kim Family Group.
The James J. Kim Family Group may be deemed to have beneficial ownership of 137,994,097 shares or approximately 58% of the outstanding shares of common stock. Each of the foregoing persons stated that the filing of their beneficial ownership reporting statements shall not be construed as an admission that such person is, for the purposes of Section 13 or 13(g) of the Exchange Act, the beneficial owner of the shares of common stock reported as beneficially owned by the other such persons.

(c)	As reported by the Kim Schedule 13D.

(d)	Includes 170,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Carolin within 60 days of February 28, 2017.

(e)	Includes 150,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Churchill within 60 days of February 28, 2017.

(f)	Includes 46,875 shares issuable upon the exercise of stock options that will become exercisable by Mr. Kelley within 60 days of February 28, 2017.

(g)
Includes 250,000 shares issuable upon the exercise of options that will become exercisable within 60 days of February 28, 2017. As reported by the Kim Schedule 13D, of the 51,512,037 shares owned by James J. Kim individually, 49,594,980 shares that are held by 915 Investments, LP, a partnership in which Mr. Kim is the sole general partner, 17,869,084 shares are held by Mr. Kim in his capacity as trustee of certain Kim Trusts, of which he has shared investment power. Does not include 23 shares owned by Agnes C. Kim, Mr. Kim’s spouse, of which Mrs. Kim has sole voting and investment power. Mr. James J. Kim disclaims beneficial ownership of such 23 shares and shares that are held in his capacity as trustee.

(h)
Includes 150,000 shares issuable upon exercise of stock options that will become exercisable within 60 days of February 28, 2017. As reported by the Kim Schedule 13D, of the 25,824,640 shares held by John T. Kim individually, 6,189,831 shares are held by Sujoda Investments, L.P., a limited partnership established for the benefit of members of the James J. Kim Family, with respect to which John T. Kim has shared voting and investment power. 19,484,809 shares are owned by Sujochil, LP, a partnership established for the benefit of members of the James J. Kim family, of which John T. Kim is a general partner and a limited partner and has shared voting and investment power. 51,295,790 shares are held by John T. Kim in his capacity as trustee of certain Kim Trusts, of which 28,882,149 are subject to shared voting and 45,738,225are subject to shared investment power (to which John T. Kim disclaims beneficial ownership).

(i)
Includes 25,000 shares issuable upon exercise of stock options that will become exercisable within 60 days of February 28, 2017, As reported by the Kim Schedule 13D, of the 29,622,339 shares held directly by Susan Y. Kim, 6,189,831 shares held by Sujoda Investments, L.P., a limited partnership established for the benefit of members of the James J. Kim family, with respect to which Susan Y. Kim has shared voting and investment power. 19,484,809 shares are owned by Sujochil, LP, a partnership established for the benefit of members of the James J. Kim family, of which Susan Y. Kim is a general partner and a limited partner and has shared voting and investment power. 35,047,710 shares are held by Susan Y. Kim in her capacity as trustee of certain Kim Trusts, of which 27,547,063 shares are subject to shared voting power and 35,047,710 shares  are subject to shared investment power (to which Susan Y. Kim disclaims beneficial ownership).

(j)	Includes 60,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Morse within 60 days of February 28, 2017.

(k)	Includes 50,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Nakaya within 60 days of February 28, 2017.

(l)	Includes 70,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Osborne within 60 days of February 28, 2017.

(m)	Includes 23,437 shares issuable upon the exercise of stock options that will become exercisable by Mr. Park within 60 days of February 28, 2017.

(n)	Includes 6,250 shares issuable upon the exercise of stock options that will become exercisable by Mr. Rutten within 60 days of February 28, 2017.

(o)	As of Ms. Solomon's separation from Amkor in September 2016.

(p)	Includes 12,500 shares issuable upon the exercise of stock options that will become exercisable by Mr. Stone within 60 days of February 28, 2017.

(q)	Includes 162,500 shares issuable upon the exercise of stock options that will become exercisable by Mr. Tily within 60 days of February 28, 2017.

(r)	Includes 40,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Watson within 60 days of February 28, 2017.

(s)	Includes 160,000 shares issuable upon the exercise of stock options that will become exercisable by Mr. Zug within 60 days of February 28, 2017.

(t)	Includes 1,376,562 shares issuable upon the exercise of stock options that will become exercisable within 60 days of February 28, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Amkor with copies of all forms that they file pursuant to Section 16(a).
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required for such persons, Amkor believes that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with in a timely fashion during 2016, other than one Form 4 which was filed late to report the vesting of 79 restricted shares for Ms. Faust.
PROPOSAL TWO
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, the narrative discussion and the other related disclosure.”

The Board unanimously recommends a vote "FOR" the advisory vote approving the compensation of our named executive officers as described in this proxy statement. The affirmative vote of the holders of a majority of the shares present and entitled to vote is necessary for approval.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our stockholders to indicate, at least once every six years, how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on named executive officer compensation. By voting with respect to this Proposal Three, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years.

At the annual meeting of stockholders held on May 3, 2011, a majority of the company's stockholders cast their vote in favor of holding an annual advisory vote on the compensation of our named executive officers.

After careful consideration, our Board of Directors reconfirmed its prior determination that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years or abstain from voting.

The Board unanimously recommends that you vote for the option of EVERY YEAR as the preferred frequency for advisory votes on named executive officer compensation.

PROPOSAL FOUR

APPROVAL OF THE SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
In 2012, our stockholders approved the Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the “Current Plan”), which provides for, among other matters, tax deductibility of certain performance-based compensation under the Code. Section 162(m) of the Code requires that the material terms of the performance goals be disclosed to and approved by our stockholders every five years. To comply with this requirement and ensure that awards to certain of our executives will continue to be eligible for deductibility under Section 162(m) of the Code, and to further extend the term of the Current Plan,in March 2017, the Board of Directors amended and restated the Current Plan in its entirety (the “Restated Plan”). This proposal does not seek authorization of any additional shares and the same number of shares authorized and remaining available for issuance with respect to awards under the Current Plan are authorized and remain available for issuance with respect to awards under the Restated Plan.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Restated Plan increase our ability to achieve this objective by allowing for several different forms of long-term incentive awards, which will help us to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the Restated Plan is essential to our continued success. In particular, the Board believes that employees are our most valuable asset and that the awards permitted under the Restated Plan are vital to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals.
A summary of the terms of the Restated Plan is set forth below. This summary is qualified in its entirety by the terms of the Restated Plan, a copy of which is attached hereto as Exhibit A.

The Board of Directors unanimously recommends voting “FOR” the adoption of the Restated Plan.
Summary of Restated Plan
Purpose. The purpose of the Restated Plan is to (i) attract and retain the best available personnel for positions of substantial responsibility; (ii) provide incentives to individuals who perform services to the Company or its subsidiaries; and (iii) promote the success of the Company’s business.
General. The Restated Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) performance units and performance shares, (vi) Other Stock-Based Awards and (vii) cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Restated Plan include employees, directors and consultants who provide services to the Company or its subsidiaries. As of January 2017, approximately 27,695 employees, 10 directors and 1,989 consultants would be eligible to participate in the Restated Plan.
Number of Shares of Common Stock Available Under the Restated Plan. The Company has reserved 17,000,000 shares of our common stock for issuance under the Current Plan and is not requesting any additional shares under the Restated Plan. Therefore, the number of shares available under the Restated Plan will be approximately 8,100,000, which represents the 17,000,000 shares minus those previously granted under the Current Plan. The shares may be authorized, but unissued, or reacquired common stock. Any Shares subject to restricted stock, restricted stock units, performance units, performance shares or Other Stock-Based Awards will be counted against the share reserve as one and a half (1.5) shares for every one (1) share subject to such Award. Each stock settled SAR will count against the share reserve based on the number of shares underlying the exercised portion of such Award rather than the number of shares actually issued in settlement of such Award. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the number of shares available for Awards under the Restated Plan (or otherwise count against the Award limits set forth therein). Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Restated Plan. If an Award (or any portion thereof) expires, is forfeited or becomes unexercisable without having been exercised in full, the shares subject to such Award (or portion thereof) will become available for future grant or sale under the Restated Plan.
If we declare an extraordinary dividend or other extraordinary distribution or engage in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in our corporate structure affecting our common stock, the Administrator (as defined below) will proportionally adjust the number of shares of common stock which have been authorized for issuance under the Restated Plan, the number of shares covered by each outstanding Award and/or the price per share covered by each such outstanding Award, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan.
Administration of the Restated Plan. The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to herein as the “Administrator”), will administer the Restated Plan. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In addition, the members of the committee must qualify as “outside directors” under Code Section 162(m) so that the Company can receive a federal tax deduction for certain compensation paid under the Restated Plan. Subject to the terms of the Restated Plan, the Administrator has the sole discretion to, among other items, (i) select the employees, consultants, and directors who will receive Awards, (ii) determine the terms and conditions of Awards, (iii) to interpret the provisions of the Restated Plan and outstanding Awards, (iv) to agree with a participant regarding the method of payment with respect to the exercise price or withholding taxes due with respect to any Award that differs from the default method identified in the Restated Plan and (v) make all other determinations deemed necessary or advisable for administering the Restated Plan. The Administrator may not implement a program that provides for the repricing, replacing or cash buy-back of, out-of-the-money awards without stockholder approval.

Options. The Administrator may grant nonstatutory stock options and incentive stock options under the Restated Plan. The Administrator determines the number of shares subject to each option, although the Restated Plan provides that a participant may not receive options covering more than 2,000,000 shares in any year, except in connection with his or her initial service as an employee with the Company, in which case he or she may be granted an option to purchase up to an additional 2,000,000 shares. The Administrator determines the exercise price of options granted under the Restated Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date. The term of an option may not exceed ten (10) years, except that, with respect to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock, the term of an incentive stock option may not exceed five (5) years. The Administrator will determine the acceptable form of consideration for exercising an option, including the method of payment of the exercise price; provided that any participant who is subject to the requirements of Section 16 of the Exchange Act at the time of exercise shall pay the exercise price of an option by having a number of shares withheld from those that would otherwise be received on exercise that have an aggregate fair market value equal to the aggregate exercise price of the option.
After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement, which period shall not exceed twenty-four (24) months from the date of termination of service, retirement, death or disability, as applicable. In no event may an option be exercised later than the expiration of its term.
Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Notwithstanding the foregoing, restricted stock will vest over a minimum period of three (3) years from the date of grant (which may be ratable over such period), unless such restricted stock was granted based upon performance criteria, in which case it will vest over a minimum of one (1) year from the date of grant. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 1,000,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 1,000,000 shares of restricted stock in connection with his or her initial employment with us. During the vesting period, holders will have voting and dividend rights with respect to their unvested shares of restricted stock unless otherwise provided in the Award Agreement; provided, however, that any such dividends will be subject to the same forfeiture restrictions as the underlying shares of restricted stock.
Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. Each restricted stock unit has the value of one share of our common stock. Restricted stock units will vest over a minimum period of three (3) years from the date of grant (which may be ratable over such period), unless such restricted stock units were granted based upon performance criteria, in which case they will vest over a minimum of one (1) year from the date of grant. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay vested restricted stock units in cash, shares or a combination thereof (provided that restricted stock units will be paid in shares unless provided otherwise by the Administrator). The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 1,000,000 restricted stock units during any fiscal year, except that a participant may be granted up to an additional 1,000,000 restricted stock units in connection with his or her initial employment with us.
Stock Appreciation Rights. The Administrator may grant SARs, which are generally the right to receive the appreciation in fair market value of common stock between the date of grant and the exercise date. We can settle SARs in either cash or shares of common stock (provided that settlement will be made in shares of common stock unless otherwise determined by the Administrator). SARs will become exercisable at the times and on the terms established by the Administrator. The Administrator, subject to the terms of the Restated Plan, will have complete discretion to determine the terms and conditions of SARs; provided, however, that the base price may not be less than 100% of the fair market value of a share on the date of grant. The term of an SAR may not exceed ten (10) years. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,000,000 shares in connection with his or her initial employment with us. After termination of service, a participant will be able to exercise the vested portion of his or her SARs for the period of time stated in the Award agreement.
Performance Units and Performance Shares. The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals and other vesting criteria the Administrator establishes are achieved. The Administrator will establish performance and other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units and performance shares will vest over a minimum period of one (1) year from the date of grant. During any fiscal year, no participant (x) will receive more than 1,000,000 performance shares or (y) more than 1,000,000 performance units. Notwithstanding the foregoing, a participant may be granted performance shares covering up to an additional 1,000,000 shares and/or performance units covering up to an additional 1,000,000 shares in connection with his or her initial employment with us. Performance units will have an initial dollar value established by the Administrator on or before the date of grant (which shall not exceed the fair market value of one share on the date of grant). Performance shares will have a value equal to the fair market value of a share of common stock. The Administrator, in its sole discretion, may pay earned performance units/shares in the form of cash, in shares of common stock or in a combination thereof, provided that unless otherwise provided in an Award agreement, performance shares/units will be settled in shares.
Other Awards. The Administrator may grant to participants any type of award in addition to options, SARs, restricted stock, restricted stock units and performance shares/units (i) that is payable in, or valued in whole or in part by reference to, shares of common stock (an “Other Stock-Based Award”) or (ii) that is payable in cash, as deemed by the Administrator to be consistent with the purposes of the Restated Plan. The Administrator will have complete discretion in determining the number of Other Stock-Based Awards and the amount of cash awards granted to each participant, provided that during any fiscal year (i) no participant may be granted more than 1,000,000 Other Stock-Based Awards and (ii) no participant may be granted a cash award in excess of $3,000,000. Notwithstanding the foregoing limitations, in connection with his or her initial employment with us, an employee may be granted up to an additional 1,000,000 Other Stock-Based Awards. Other Stock-Based Awards will vest over a minimum period of three (3) years from the date of grant (which may be ratable over such period), unless such Other Stock-Based Awards were granted based upon performance criteria, in which case they will have a vesting schedule of not less than one (1) year from the date of grant.
Grants to Non-Employee Directors. The Restated Plan provides for automatic, non-discretionary option and restricted stock grants to non-employee directors. Each person who first becomes a non-employee director after the approval of the Restated Plan by stockholders will be granted an option to purchase twenty thousand (20,000) shares on or about the date on which such person first becomes a non-employee director and an award of restricted stock equal to $40,000 divided by the fair market value of a share on the date such person first becomes a non-employee director, with such amounts pro-rated based on the number of days remaining in the year from the date the individual becomes a director until the next annual meeting of the stockholders of the Company. In addition, each non-employee director will be granted an option to purchase twenty thousand (20,000) shares and restricted stock having a fair market value of forty thousand dollars ($40,000) on each date of the annual meeting of the stockholders of the Company. The exercise price of options granted to non-employee directors may not be less than 100% of the fair market value of a share on the date of grant and the term will be ten (10) years. Options granted to non-employee directors will vest and become exercisable as to one hundred percent (100%) of the shares subject to the option on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, subject to the non-employee director’s continued service through such dates. The period of restriction applicable to restricted stock granted to non-employee directors and will lapse on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, subject to the non-employee director’s continued service through such dates. The Administrator has the authority to adjust the terms of these automatic option grants and automatic restricted stock grants, including the number of shares subject to the Award and the exercise prices, for Awards to be granted following the date the Administrator determines to make such adjustment. Non-employee directors are also eligible to receive discretionary Awards under the Restated Plan. The Restated Plan imposes a $750,000 limit on the compensation that can be awarded by the Company to a non-employee director for services as a non-employee director in any given fiscal year, including the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation awarded to the non-employee director. This limitation, however, would not apply to the extent a non-employee director has been or becomes an employee of the Company during such fiscal year.
Performance Goals. The granting and/or vesting of Awards may be made subject to the attainment of performance goals. Any performance goals may be used to measure the performance of the Company or a subsidiary as a whole or a business unit or division of the Company or a subsidiary and may be measured relative to a peer group or index. The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies and/or (iii) measured on a pre-tax or post-tax basis (if applicable). To the extent that any such Award is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals must be based solely on one or more of the following criteria: (i) revenue or net revenue, (ii) cash and/or cash equivalents on hand, (iii) free cash flow, (iv) earnings per share, (v) earnings, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes and depreciation, (viii) earnings before interest, taxes, depreciation and amortization, (ix) gross or net margin, (x) gross profit or gross profit dollars, (xi) cash or net cash from operations, (xii) net income, (xiii) operating cash flow, (xiv) expenses or operating expenses, (xv) operating income, (xvi) profit, (xvii) return on assets, (xviii) return on equity, (xix) return on capital or return on invested capital, (xx) sales or return on sales, (xxi) revenue growth, (xxii) total shareholder return, (xxiii) market share, (xiv) customer satisfaction and (xxv) stock price.
Transferability of Awards. Awards granted under the Restated Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event of a change in control of the Company, each outstanding Award will be treated as provided by the Administrator. Unless otherwise provided in an Award agreement, in the event Awards are not assumed or substitute awards are not granted in connection with a change in control, the participant will fully vest in and have the right to exercise all of his or her outstanding options or SARs, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units and Other Performance-Based Awards will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if Awards are not so assumed or substituted, the Administrator will notify participants in writing or electronically that each option and SAR will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option and SAR will terminate immediately prior to such change in control (provided that any holder of an option or SAR that is in-the-money will receive a payment in respect of such Award equal to the excess of the per share common stock consideration in such change in control over the exercise price or base price, as applicable, of the Award, multiplied by the number of shares subject to such Award).
With respect to Awards granted to non-employee directors that are assumed or substituted, if on the date of or following the assumption or substitution, the non-employee director is terminated other than upon a voluntary resignation (unless the resignation is at the request of the Company’s acquirer), then the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options or SARs, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock, restricted stock units and Other Stock-Based Awards will lapse, and, with respect to performance shares and performance units, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy tax withholding obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or shares having a fair market value up to the maximum individual statutory rate for each applicable jurisdiction, (c) delivering to the Company already-owned shares having a fair market value equal to the maximum individual statutory rate for each applicable jurisdiction, or (d) selling a sufficient number of shares otherwise deliverable to the participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the maximum individual statutory rate for each applicable jurisdiction. Any participant who is subject to Section 16 of the Exchange Act at the time the tax withholding obligation becomes due, shall satisfy his or her tax withholding obligations by directing the Company to withhold a number of shares from those that he or she would otherwise receive upon the exercise, vesting or settlement of an Award having a fair market value (determined as of the date on which the withholding obligation arises) equal to the maximum individual statutory rate for each applicable jurisdiction.
Amendment and Termination of the Restated Plan. The Administrator will have the authority to amend, alter, suspend or terminate the Restated Plan, except that stockholder approval will be required for any amendment to the Restated Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Restated Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator. The Restated Plan will terminate in March 2027, unless the Board terminates it earlier.
New Plan Benefits. Except with respect to the automatic stock option grants to non-employee directors as described above, grants of awards will be made from time to time by the Administrator to those persons whom the Administrator determines in its discretion should receive grants of awards. Accordingly, the benefits and amounts that may be received in the future by persons eligible to participate in the Restated Plan are not presently determinable (except with respect to such automatic grants). The table below sets forth the benefits that will be received by the non-executive director group under the Restated Plan at the 2017 annual meeting of our stockholders if the Restated Plan is approved. Such amounts represent a grant of 20,000 stock options and restricted stock having a fair market value of $40,000 to each non-employee director.

Amkor Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (as amended and restated, effective as of May 2, 2017)
Name and Position	Number of Options	Restricted Stock (Fair Market Value in ($))
Roger A. Carolin, Director Winston J. Churchill, Director Susan Y. Kim, Director Robert R. Morse, Director John F. Osborne, Director David N. Watson, Director James W. Zug, Director	20,000 20,000 20,000 20,000 20,000 20,000 20,000	40,000 40,000 40,000 40,000 40,000 40,000 40,000

Summary of U.S. Federal Income Tax Consequences
The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Restated Plan. The discussion is for general informational purposes only and does not purport to be complete or address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address foreign, state or local income tax or other tax considerations that may be relevant to a participant.
PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE RESTATED PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE FOREIGN, STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.
Incentive Stock Options. Upon the grant of an incentive stock option (as defined in Section 422(b) of the Code), the option holder does not recognize any income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. In addition, no income for regular income tax purposes will be recognized by an option holder upon the exercise of an incentive stock option if the requirements of the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an incentive stock option and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified stock option and will have the tax consequences described below in the section entitled “Non-Qualified Stock Options.”
The federal income tax consequences of a disposition of the shares of common stock acquired pursuant to the exercise of an incentive stock option depends upon when the disposition of such shares occurs.
If the disposition of such shares occurs more than two years after the date of grant of the incentive stock option and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and neither the Company nor a subsidiary, as applicable, will be entitled to any income tax deduction with respect to such incentive stock option.
If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise (a “Disqualifying Disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the option holder and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder on such disposition. The amount of ordinary income recognized by the option holder in a Disqualifying Disposition (and the corresponding deduction, if any, to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).
Optionholders who are subject to the Alternative Minimum Tax (“AMT”) may incur taxable income as a result of the exercise of an incentive stock option. Such optionholders are advised to consult their tax advisors regarding the impact of the AMT.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares of common stock in partial or full payment of the option price for shares to be acquired upon the exercise of an incentive stock option, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder in respect of the shares received by the option holder upon the exercise of an incentive stock option if the requirements of the Code described above are met (except for the AMT, if applicable). The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the day after exercise. Solely for purposes of determining whether a Disqualifying Disposition has occurred with respect to such shares received upon the exercise of the incentive stock option, all shares are deemed to have been acquired on the date of exercise.
If an option holder tenders shares of common stock that were previously acquired upon the exercise of an incentive stock option in partial or full payment of the option price for shares to be acquired upon the exercise of another incentive stock option, and the tender of such shares occurs within two years after the date of grant of the first such incentive stock option or within one year after such shares were transferred to the option holder on the exercise of such incentive stock option, the tender of such shares will be a Disqualifying Disposition with the tax consequences described above regarding Disqualifying Dispositions. The shares of common stock acquired upon such exercise will be treated as shares of common stock acquired upon the exercise of an incentive stock option.
Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, an option holder does not recognize taxable income, and the Company (or a subsidiary, as applicable) is not entitled to a deduction. Upon the exercise of a non-qualified stock option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified stock option and, subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction. An option holder’s tax basis in the shares of common stock received upon the exercise of a non-qualified stock option will be equal to the amount paid for such shares plus the amount required to be included in income, and the option holder’s holding period for such shares will begin on the date after such exercise. Upon the sale of the shares received from the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If a non-qualified stock option is exercised in whole or in part with shares of common stock held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes, and the number of shares received by the option holder upon such exchange that are in excess of the number of shares tendered will have a tax basis equal to the fair market value of such shares on the date of exercise (and the holding period of such shares will begin on the date after exercise).
Stock Appreciation Rights. Upon the grant of an SAR, a participant does not recognize taxable income, and the Company (or a subsidiary, as applicable) is not entitled to a deduction. Upon exercise or settlement of an SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon the exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin on the date after exercise or settlement. Upon the sale of shares of common stock received in exercise of an SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.
Restricted Stock. Restricted stock will generally be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant will not recognize any taxable income upon the grant of restricted stock and the Company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock on the date on which the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin after such date. Upon a sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in such shares.

Participants granted restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than when the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares on the date of grant (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. Subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value on the date of grant, and the participant’s holding period for such shares will begin after that date. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year prior to forfeiture) with respect to the shares, but only to the extent of the consideration paid, if any, by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant and, subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.
Restricted Stock Units; Performance Shares; Performance Units. Upon the grant of a restricted stock unit award, performance share award or performance unit award, a participant does not recognize taxable income and the Company (or a subsidiary, as applicable) is not entitled to a deduction. When the award is settled, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the cash or shares received on the settlement date and, subject to Section 162(m) of the Code, the Company (or a subsidiary, as applicable) will be entitled to a corresponding deduction. A participant’s tax basis in any shares of common stock received in settlement of restricted stock units, performance shares or performance units will be equal to the fair market value of such shares, and the participant’s holding period will begin after such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares.
Other Stock-Based Awards; Cash Awards. The tax treatment of Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. This tax treatment will vary depending on the type of award but should generally be analogous to the tax treatment of stock options, SARs, restricted stock, restricted stock units and performance shares/units, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later, and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. A participant will generally incur ordinary income at the time of actual or constructive receipt of cash in respect of a cash award in an amount equal to the cash so received. Generally, subject to Code Section 162(m), the Company (or a subsidiary, as applicable) will be entitled to a deduction at the time the participant recognizes ordinary income in respect of an Other Stock-Based Award or cash award, equal to the amount of ordinary income recognized by the participant. A participant’s tax basis in any shares received in respect of an Other Stock-Based Award will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin after the forfeiture restrictions lapse or after the shares are transferred, whichever occurs later. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares.

Please see the section above entitled “Restricted Stock” for the general federal income tax treatment of common stock that is received in settlement of Other Stock-Based Awards and which is subject to a substantial risk of forfeiture for federal income tax purposes upon receipt.
Section 162(m). Under Section 162(m) of the Code, the Company (or a subsidiary, as applicable) generally may not deduct remuneration paid to the Chief Executive Officer of the Company and the three next highest paid executive officers other than the Chief Financial Officer (as disclosed on the Company’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the Restated Plan, the Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation.
Section 409A. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any Award that provides for the deferral of compensation, such as restricted stock units, performance shares or performance units that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code in order to avoid the adverse tax consequences set forth below. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Restated Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will generally be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually paid to the participant. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Code Section 409A is applicable to their awards.

PROPOSAL FIVE
APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE INCENTIVE BONUS PLAN
In 2012, our stockholders approved the Amkor Technology, Inc. Executive Incentive Bonus Plan (the “2012 Bonus Plan”), which provides for, among other matters, tax deductibility of certain performance-based compensation under the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code requires that the material terms of the performance goals be disclosed to and approved by our stockholders every five years. The 2012 Bonus Plan expired by its own terms on December 31, 2016. Therefore, to ensure that bonus awards to certain of our executives will continue to be eligible for deductibility under Section 162(m) of the Code, in March 2017, the Board of Directors adopted an updated incentive bonus plan and named it the Amkor Technology, Inc. Amended and Restated Executive Incentive Bonus Plan (the “Amended and Restated Bonus Plan”), subject to stockholder approval. Except as otherwise described below, the proposed Amended and Restated Bonus Plan has substantially the same terms as the 2012 Bonus Plan. The purpose of the Amended and Restated Bonus Plan is to motivate certain executives and employees to achieve performance objectives and to reward them when those objectives are satisfied.
The Board of Directors recommends a vote “FOR” the approval of the Amkor Technology, Inc. Amended and Restated Executive Incentive Bonus Plan.
Description of the Amended and Restated Bonus Plan
The following is a summary of the principal features of the Amended and Restated Bonus Plan and its operation. The summary is qualified in its entirety by reference to the Amended and Restated Bonus Plan itself set forth in Exhibit B.
Purpose. The purpose of the Amended and Restated Bonus Plan is to motivate participants to achieve certain performance objectives and to reward them when those objectives are satisfied. The Amended and Restated Bonus Plan’s goals are to be achieved by providing participants with incentive awards based on the achievement of goals relating to the performance of the Company or a subsidiary (or any division or business unit of the Company or a subsidiary), or upon the achievement of individual performance goals.
Eligibility. The employees eligible to participate in the Amended and Restated Bonus Plan are the Chief Executive Officer and other select executives and employees of the Company and its subsidiaries who are designated by the Committee (as defined below) in its sole discretion. No person will be automatically entitled to participate in the Amended and Restated Bonus Plan. Because our executive officers are eligible to receive awards under the Amended and Restated Bonus Plan, our executive officers have an interest in this proposal. As of March 2017, approximately 287 individuals are eligible to be selected by the Committee to participate in the Amended and Restated Bonus Plan.
Types of Awards. The Amended and Restated Bonus Plan permits the grant of awards that are intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m), and therefore not subject to the deduction limitations thereunder (“Qualified Awards”). The Amended and Restated Bonus Plan also permits the grant of awards that are not intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m), and therefore subject to the deduction limitations thereunder (“Non-Qualified Awards”).
Administration. The Amended and Restated Bonus Plan will be administered by the Compensation Committee, or a subcommittee thereof (the “Committee”). With respect to Qualified Awards, the Committee will consist solely of two or more non-employee directors, each of whom qualify as “outside directors” within the meaning of Code Section 162(m). Subject to the terms of the Amended and Restated Bonus Plan and the limitations imposed on the Committee under Code Section 162(m), the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Amended and Restated Bonus Plan. The Committee will have such powers as may be necessary to discharge its duties under the Amended and Restated Bonus Plan, including, but not by way of limitation, the following powers and duties: discretionary authority to construe and interpret the terms of the Amended and Restated Bonus Plan, and to determine eligibility, awards and the amount, manner and time of payment of any awards; and to determine whether an award will be a Qualified Award or a Non-Qualified Award (provided, however, that neither the grant nor the payment of any Non-Qualified Award may be made contingent on the failure to earn any Qualified Award).
Performance Goals. Under the Amended and Restated Bonus Plan, participants will be eligible to earn awards based upon the attainment and certification of certain performance goals established by the Committee in its discretion. Performance goals may relate to or measure the performance of the Company or a subsidiary as a whole or a business unit or division of the Company or a subsidiary and may be measured relative to a peer group or index. Performance goals may differ from participant to participant and from award to award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies and/or (iii) measured on a pre-tax or post-tax basis (if applicable). Performance goals relating to a Non-Qualified Award can be based on any measure determined by the Committee. However, the performance goals applicable to a Qualified Award must consist solely of one or more of the following measures: (i) revenue or net revenue, (ii) cash and/or cash equivalents on hand, (iii) free cash flow, (iv) earnings per share, (v) earnings, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes and depreciation, (viii) earnings before interest, taxes, depreciation and amortization, (ix) gross or net margin, (x) gross profit or gross profit dollars, (xi) cash or net cash from operations, (xii) net income, (xiii) operating cash flow, (xiv) expenses or operating expenses, (xv) operating income, (xvi) profit, (xvii) return on assets, (xviii) return on equity, (xix) return on capital or return on invested capital, (xx) sales or return on sales, (xxi) revenue growth, (xxii) total shareholder return, (xxiii) market share, (xiv) customer satisfaction and (xxv) stock price.
On or prior to the latest permissible date under Code Section 162(m), the Committee, in its discretion, will establish (i) the performance goals applicable to each participant, (ii) the manner in which such performance goals will be calculated and (iii) a payout formula for purposes of determining the award (if any) payable to each participant. To the extent that a performance goal is based on, or calculated with respect to, the Company’s shares, then in the event of any corporate transaction involving the Company (such as a stock dividend, stock split, spin-off, split-off, recapitalization or reorganization), the Committee will make or provide for such adjustments in such performance goal to prevent dilution or enlargement of the benefits of participants.
Determination and Payment of Awards. After the end of each performance period, the Committee will certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The award for each participant will be determined by applying the payout formula established by the Committee to the level of actual performance that has been certified by the Committee. The Committee, in its sole discretion, may adjust the award otherwise payable to any participant; provided, however, that the amount payable in respect of a Qualified Award may only be decreased (and not increased) from the amount that otherwise would be payable under the payout formula. All awards will be paid in cash as soon as is practicable following determination of the award, unless the Company establishes a plan to permit deferral of bonus amounts. The Committee may also defer the payment of awards to preserve the deductibility of such awards under Code Section 162(m). Unless otherwise provided in a written employment agreement, a participant must be employed on the bonus payment date in order to receive payment of a bonus.
Maximum Award. The maximum bonus payment that any participant may receive under the Amended and Restated Bonus Plan in respect of any fiscal year with respect to a Qualified Award is the lesser of $3,000,000 or 200% of the participant’s base salary.
Withholding. The Company will have the power to deduct from all distributions made under the Amended and Restated Bonus Plan all applicable withholding taxes up to the maximum rate under applicable law.
Amendment and Termination. The Committee may amend, suspend or terminate the Amended and Restated Bonus Plan, in whole or in part, at any time. However, no amendment, suspension or termination may be made which would (a) impair any award to participants made prior to such amendment, suspension or termination, unless consented to in writing by such participant or unless the Committee has made a determination that such amendment, suspension or termination is in the best interests of all persons to whom awards have theretofore been granted; provided further, however, that in no event may such an amendment, suspension or termination result in an increase in the amount of compensation payable pursuant to a Qualified Award or (b) cause compensation that is, or may become, payable pursuant to a Qualified Award to fail to qualify as “performance-based compensation” within the meaning of Code Section 162(m). To the extent necessary under applicable law, amendments will be subject to stockholder approval.
Term. The Amended and Restated Bonus Plan will become effective upon its approval by the Company’s stockholders. Once approved by the Company’s stockholders, the Amended and Restated Bonus Plan will continue until terminated by the Board of Directors.
Indemnification. Members of the Board of Directors and Committee are generally indemnified by the Company for any liability arising from claims relating to the Amended and Restated Bonus Plan.

New Plan Benefits. Because (i) bonus awards will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive bonuses and (ii) any amounts payable to participants under the Amended and Restated Bonus Plan are contingent upon the future achievement of performance goals, the potential payments that any participant may receive under the Amended and Restated Bonus Plan are not presently determinable.

PROPOSAL SIX
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.
PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2000. The Board of Directors expects that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
The Board unanimously recommends a vote "FOR" the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. The affirmative vote of the holders of a majority of the shares present and entitled to vote is necessary for ratification.
Fees Paid to PricewaterhouseCoopers LLP
The following table shows the fees paid by us to PricewaterhouseCoopers LLP, our independent registered public accounting firm, or accrued by us for years 2015 and 2016.

	Year Ended December 31,
	2016	2015
	(In thousands)
Audit fees	$3,911	$4,427
Audit-related fees(1)	35	72
Tax fees(2)	429	723
All other fees(3)	2	2
	$4,377	$5,224
 Notes

(1)	Audit-related fees consist of fees associated with conflict minerals services in 2015 and 2016 and an employee benefit plan audit in 2015.

(2)	Tax fees consist primarily of fees associated with tax compliance, advice and planning services.

(3)	All other fees includes a license fee for access to an accounting and reporting research tool in both 2015 and 2016 .
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm, PricewaterhouseCoopers LLP, in accordance with the Amkor Audit and Non-Audit Services Pre-Approval Policy. This policy provides for pre-approval of audit, audit-related, tax services and other services specifically described by the Audit Committee. The policy also provides for the general approval of additional individual engagements, which, if they exceed certain pre-established thresholds, must be separately approved by the Audit Committee.

This policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such pre-approval decisions must be reported to the Audit Committee. All of the services provided by PricewaterhouseCoopers LLP during the year ended December 31, 2016 were approved by the Audit Committee. Additionally, the Audit Committee concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The role of the Audit Committee is to oversee Amkor’s accounting and financial reporting processes on behalf of the Board of Directors. The Audit Committee is composed solely of independent directors, as defined in the Nasdaq listing standards and SEC regulations, and it operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.
The Audit Committee’s overall responsibility is one of oversight. Management is responsible for the consolidated financial statements as well as for maintaining effective internal controls over financial reporting, disclosure controls and procedures, compliance with laws and regulations and applicable ethical business standards.
In performing its oversight function, the Audit Committee:
(1) reviewed and discussed with management Amkor’s audited consolidated financial statements for the year ended December 31, 2016;
(2) met with Amkor’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits and the overall quality of the company’s financial reporting, and the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communications with Audit Committees; and
(3) received the written disclosures and the letter from Amkor’s independent registered public accounting firm required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm such firm’s independence. The Audit Committee considered whether the provision of non-audit services by Amkor’s independent registered public accounting firm is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee concluded that the independent registered public accounting firm is independent from Amkor and its management.
Based on all of the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10-K and filed with the SEC. The Audit Committee also selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.
The foregoing report has been furnished by the following directors and members of the Audit Committee:
James W. Zug, Chair
Roger A. Carolin
Robert R. Morse
John F. Osborne
David N. Watson

INCORPORATION BY REFERENCE
The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided therein, or to the liabilities of Section 18 of the Exchange Act of 1934, as amended, except to the extent that we specifically request such information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act of 1934, as amended. In addition, this Proxy Statement contains references to several website addresses. The information on these websites is not part of this Proxy Statement.

DELIVERY OF VOTING MATERIALS TO STOCKHOLDERS SHARING AN ADDRESS
To reduce the expense of delivering duplicate voting materials to our stockholders who may hold shares of Amkor common stock in more than one stock account, we are delivering only one set of the proxy solicitation materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. We will promptly deliver, upon written or oral request, a separate copy of the annual report or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may contact our Corporate Secretary by writing to Corporate Secretary, Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, Arizona 85284, or contact us by telephone at (480) 821-5000. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future. Stockholders sharing a single address may revoke their consent to receive a single copy of our proxy materials in the future at any time by contacting us at the address or telephone number listed above.

ANNUAL REPORT ON FORM 10-K
Our annual report on Form 10-K for the fiscal year ended December 31, 2016 is being mailed prior to or with this proxy statement to stockholders entitled to notice of the Annual Meeting.
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES AS OF THE RECORD DATE WITH A COPY OF THE COMPANY’S 2016 ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE, BY FIRST CLASS MAIL, PROMPTLY UPON RECEIPT OF A WRITTEN OR ORAL REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE DIRECTED TO AMKOR’S CORPORATE SECRETARY, AMKOR TECHNOLOGY, INC., 2045 EAST INNOVATION CIRCLE, TEMPE, ARIZONA 85284, TELEPHONE: (480) 821-5000.

Exhibit A
AMKOR TECHNOLOGY, INC.
SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company or its Subsidiaries, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash Awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash Awards as the Administrator may determine.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash Award” shall have the meaning set forth in Section 11.
(g)“Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following events:
(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities (“Voting Securities”), other than (x) an employee benefit plan of the Company or any of its Subsidiaries, (y) the James J. Kim Family Group, as defined in the Company’s Proxy Statement most recently filed with the Securities and Exchange Commission as of the date of determination

(the “James J. Kim Family Group”) or (z) any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power);
(ii)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than to (x) any member or members of the James J. Kim Family Group or (y) any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power;
(iii)A change in the composition of the Board occurring within a twelve (12)-month period, as a result of which a majority of the Directors are not Incumbent Directors. “Incumbent Directors” means Directors who either (x) are Directors as of the effective date of this amendment and restatement of the Plan or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or
(iv)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (x) which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (y) involving any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power.
Notwithstanding the foregoing, with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, no event shall be a Change in Control unless such event satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
(h)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code (or a regulation thereunder) herein will be a reference to any successor or amended section of the Code (or such regulation).
(i)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Amkor Technology, Inc., a Delaware corporation, or any successor thereto.
(l)“Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity.
(m)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(n)“Director” means a member of the Board.

(o)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, to the extent required under Section 409A of the Code, “Disability” shall have the meaning set forth therein.
(p)“Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act (or a rule or regulation issued thereunder) herein will be a reference to any successor or amended section of the Exchange Act (or such rule or regulation).
(r)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Section 409A of the Code.
(s)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)“Inside Director” means a Director who is an Employee.
(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)“Option” means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.
(x)“Other Stock-Based Award” shall have the meaning set forth in Section 11.

(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)    “Participant” means the holder of an outstanding Award.
(bb)    “Performance Goals” will have the meaning set forth in Section 13 of the Plan.
(cc)    “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.
(dd)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals as the Administrator may determine pursuant to Section 10.
(ee)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(ff)    “Period of Restriction” means the period during which Restricted Stock is subject to forfeiture. Restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(gg)    “Plan” means this Second Amended and Restated 2007 Equity Incentive Plan.
(hh)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(ii)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(jj)    “Retirement” means, unless otherwise provided in an Award Agreement, a Participant’s voluntary termination of employment, with the approval of the Administrator in its discretion, at a time when (i) the Participant is in good standing with the Company and (ii) the sum of the Participant’s age (rounded down to the nearest whole month) and years of service with the Company and its Subsidiaries (rounded down to the nearest whole month) equals or exceeds 75.
(kk)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act.
(ll)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(mm)    “Service Provider” means an Employee, Director, or Consultant.
(nn)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
(oo)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(pp)    “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.
(a)Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is seventeen million (17,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of Shares available for Awards under the Plan (or otherwise count against the Award limits set forth herein).
(b)    Full Value Awards. Any Shares subject to Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards will be counted against the numerical limits of this Section 3 as one and a half (1.5) Shares for every one (1) Share subject thereto. Further, if any Award (or portion thereof) of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards is forfeited and Shares in respect thereof would otherwise return to the Plan pursuant to Section 3(c), one and a half (1.5) times the number of Shares covered by the portion of such Award so forfeited will return to the Plan and will again become available for issuance.
(c)    Lapsed Awards. If an Award (or any portion thereof) expires, is forfeited or becomes unexercisable without having been exercised in full, the Shares subject to such Award (or portion thereof) will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to stock-settled Stock Appreciation Rights, each such Stock Appreciation Right shall count against the limit described in Section 3(a) based on the number of Shares underlying the exercised portion of such Award rather than the number of Shares actually issued in settlement of such Award. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal seventeen million (17,000,000) Shares.
(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan will be administered by a Committee, each member of which satisfies the independence requirements of Rule 16b-3.
(iv)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise or base price, the time or times when Awards may become vested or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (such as upon termination due to death, Disability or Retirement or a Change in Control), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine);
(vi)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(viii)to modify or amend each Award (subject to Section 21(c) of the Plan). Notwithstanding the previous sentence, without stockholder approval, the Administrator may not (1) modify or amend an Option or Stock Appreciation Right to reduce the exercise price or base price of such Option or Stock Appreciation Right, as applicable, after it has been granted (except for adjustments made pursuant to Section 16), (2) cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price or base price, as applicable, (3) cancel any outstanding Option or Stock Appreciation Right and replace it with another Award or (4) otherwise implement a program that provides for the repricing, replacing or cash buy-back of, out-of-the-money Awards;
(ix)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 and to mutually agree with a participant on a method to pay the exercise price and withholding taxes that differs from any default method in the plan;
(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants, any other holders of Awards and on all other persons.
5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash Awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Stock Options.
(a)Limitations.
(i)Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)The following limitations will apply to grants of Options:
(1)No Participant will be granted, in any fiscal year, Options to purchase more than 2,000,000 Shares.
(2)In connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 2,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.
(3)If an Option is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.
(b)Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment to the extent permitted by Applicable Laws. Notwithstanding the foregoing, any Participant who is subject to the requirements of Section 16 of the Exchange Act at the time of exercise, shall pay the exercise price of an Option by directing the Company to withhold a number of whole Shares from those that would otherwise be received on exercise having an aggregate Fair Market Value (determined on the date of exercise) equal to the aggregate exercise price of the Option. In all events, the exercise price of an Option must be paid to the Company within three days after the date of exercise.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for acquisition under the Option, by the number of Shares as to which the Option is exercised.

(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s Retirement, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s termination as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after termination the Participant does not exercise his or her vested Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s termination as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after termination the Participant does not exercise his or her vested Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s death as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If the vested Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Retirement of Optionee. If a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s Retirement as is specified in the Award Agreement. Unless otherwise provided by the

Administrator, if on the date of Retirement the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after Retirement, the Participant does not exercise his or her vested Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(vi)Other Termination. A Participant’s Award Agreement may also provide that if the exercise of an Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.    Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Restricted Stock was granted based upon performance criteria, in which case it will have a vesting schedule of not less than one (1) year from the date of grant. During any fiscal year no Participant will receive more than an aggregate of 1,000,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock without impacting the limit in the immediately preceding sentence. If Restricted Stock is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Restricted Stock, as applicable, will be counted against the limits set forth in the two immediately preceding sentences. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however, that if (x) any such dividends or distributions are paid in Shares or other property, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and (y) any such dividends are paid in cash, such cash dividends will be withheld (in the Company’s general assets) and paid only upon the vesting of the underlying Shares of Restricted Stock (with such cash dividends to be forfeited upon the forfeiture of the underlying Shares of Restricted Stock).
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
(i)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals).
8.    Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit Award will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which subject to Section 8(d), may be left to the discretion of the Administrator. During any fiscal year of the Company, no Participant will receive more than an aggregate of 1,000,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Restricted Stock Units. If Restricted Stock Units are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Restricted Stock Units, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Notwithstanding the foregoing sentence, Restricted Stock Units will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Restricted Stock Units were granted based upon performance criteria, in which case they will have a vesting schedule of not less than one (1) year from the date of grant.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(d)Form and Timing of Payment. Payment of vested Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, and in all events, within 30 days after satisfaction of the applicable vesting criteria. The Administrator, in its sole discretion, may pay vested Restricted Stock Units in cash, Shares, or a combination thereof, provided that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals). The Performance Goals will be set by the Administrator on or before the Determination Date.
(g)Dividend Equivalents. The Committee may, in its sole discretion, provide in an Award Agreement evidencing a grant of Restricted Stock Units the right to accrue dividend equivalents, which dividend equivalents will be subject to the same vesting, forfeiture and settlement criteria as the underlying Restricted Stock Units.
9.    Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any fiscal year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares. If Stock Appreciation Rights are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Stock Appreciation Rights, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(c)Base Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the base price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right Award will be evidenced by an Award Agreement that will specify the base price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the base price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof, provided that unless otherwise provided in an Award Agreement, Stock Appreciation Rights shall be settled in Shares.
10.    Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any fiscal year, (i) no Participant will be granted more than 1,000,000 Performance Units and (ii) no Participant will be granted more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitations, in connection with his or her initial service, an Employee may be granted up to an additional 1,000,000 Performance Shares and up to an additional 1,000,000 Performance Units without impacting such limitations. If Performance Units/Shares are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Performance Units/Shares, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant (which initial value shall not exceed the Fair Market Value of one Share on the date of grant). Each Performance Share will have a value equal to the Fair Market Value of a Share.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives and other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Notwithstanding the foregoing sentence, Performance Units/Shares will have a vesting schedule of not less than one (1) year from the date of grant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives and other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period and satisfaction of other vesting criteria, and in any event, within 30 days after vesting. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period or on the date of settlement, as set forth in the Award Agreement) or in a combination thereof, provided that unless otherwise provided in an Award Agreement, Performance Shares/Units shall be settled in Shares.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals).
(h)Dividend Equivalents. The Committee may, in its sole discretion, provide in an Award Agreement evidencing a grant of Performance Units/Shares the right to accrue dividend equivalents, which dividend equivalents will be subject to the same vesting, forfeiture and settlement criteria as the underlying Performance Units/Shares.
11.    Other Awards. The Administrator is authorized, subject to limitations under Applicable Law, to grant to Participants any type of award (in addition to those Awards provided in Sections 6 through and including 10 hereof) (i) that is payable in, or valued in whole or in part by reference to, shares of Common Stock (any such Award, an “Other Stock-Based Award”) or (ii) that is payable in cash (any such Award, a “Cash Award”), in each case, as deemed by the Administrator to be consistent with the purposes of the Plan. Other Stock-Based Awards and Cash Awards shall be subject to such terms and conditions as may be determined by the Administrator, consistent with the terms and purposes of the Plan. The Administrator will have complete discretion in determining the number of Other Stock-Based Awards and the amount of Cash Awards granted to each Participant, provided that during any fiscal year (i) no Participant shall be granted more than 1,000,000 Other Stock-Based Awards and (ii) no Participant shall be granted a Cash Award in excess of $3,000,000. Notwithstanding the foregoing limitations, in connection with his or her initial service, an Employee may be granted up to an additional 1,000,000 Other Stock-Based Awards without impacting such limitations. If Other Stock-Based Awards are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Other Stock-Based Awards, as applicable, will be counted against the limits set forth in the two immediately preceding sentences. Other Stock-Based Awards will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Other Stock-Based Awards were granted based upon performance criteria, in which case they will have a vesting schedule of not less than one (1) year from the date of grant.
12.    Formula Option and Restricted Stock Grants to Outside Directors.
(a)General. All grants of Options and Restricted Stock to Outside Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
(b)Type of Awards. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other applicable terms and conditions of the Plan (including, without limitation, Section 6(d)(ii)-(vi)). Except as otherwise provided herein, all Restricted Stock granted pursuant to this Section will be subject to the other applicable terms and conditions of the Plan.
(c)No Discretion. No person will have any discretion to select which Outside Directors will be granted awards of Options and Restricted Stock under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12(i) and 16).
(d)Initial Award. Each person who first becomes an Outside Director will be automatically granted: (i) an Option to purchase a number of Shares equal to the product of (I) 20,000 multiplied by (II) a fraction, the numerator of which is the number of days in the period beginning on the date such person first becomes an Outside Director and ending on the date of the first annual meeting of the stockholders of the Company thereafter, and the denominator of which is 365 (the “Fraction”) rounded down to the nearest whole number (the “Initial Option”) and (ii) and Award of Restricted Stock equal to the product of (I) $40,000 divided by the Fair Market Value of a Share on the date such person first becomes an Outside Director multiplied by (II) the Fraction rounded down to the nearest whole number (the “Initial Restricted Stock Award”). The Initial Option and the Initial Restricted Stock Award shall be granted on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option or an Initial Restricted Stock Award.
(e)Annual Option. Each Outside Director will be automatically granted an Option to purchase twenty thousand (20,000) Shares (an “Annual Option”) on each date of the annual meeting of the stockholders of the Company.
(f)Option Terms. The terms of each Option granted pursuant to this Section 12 will be as follows:
(i)The term of the Option will be ten (10) years, subject to earlier termination as set forth in the Award Agreement.
(ii)The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.
(iii)Subject to Section 16, the Option will vest and become exercisable as to one hundred percent (100%) of the Shares subject to the Option on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.

(g)Annual Restricted Stock Award. Each Outside Director will be automatically granted Restricted Stock having a Fair Market Value of forty thousand dollars ($40,000) (an “Annual Restricted Stock Award”) on each date of the annual meeting of the stockholders of the Company.
(h)Restricted Stock Terms. Notwithstanding anything to the contrary in Section 7(b), the Period of Restriction applicable to each Initial Restricted Stock Award and each Annual Restricted Stock Award shall lapse on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.
(i)Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Options and Restricted Stock to be granted under this Section 12, including, without limitation, the number of Shares and exercise prices thereof, for Options and Restricted Stock granted on or after the date the Administrator determines to make any such change or revision.
(j)Other Awards. Nothing in this Section 12 will limit the ability of the Administrator to grant any other Award under the Plan to Outside Directors in addition to the Options and Restricted Stock that are granted to them under this Section 12; provided that in no event may any Outside Director be awarded compensation by the Company for service as an Outside Director with a total value of more than $750,000 in any given fiscal year, which such amount to include the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation awarded to the Outside Director, provided, however, that the limitation contained herein will not apply to the extent an Outside Director has been or becomes an employee of the Company during such fiscal year.
13.    Performance Goals. The granting and/or vesting of Awards may be made subject to the attainment of performance goals (“Performance Goals”). To the extent that any such Award is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Goals must be based solely on one or more of the following criteria: (i) revenue or net revenue, (ii) cash and/or cash equivalents on hand, (iii) free cash flow, (iv) earnings per share, (v) earnings, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes and depreciation, (viii) earnings before interest, taxes, depreciation and amortization, (ix) gross or net margin, (x) gross profit or gross profit dollars, (xi) cash or net cash from operations, (xii) net income, (xiii) operating cash flow, (xiv) expenses or operating expenses, (xv) operating income, (xvi) profit, (xvii) return on assets, (xviii) return on equity, (xix) return on capital or return on invested capital, (xx) sales or return on sales, (xxi) revenue growth, (xxii) total shareholder return, (xxiii) market share, (xiv) customer satisfaction and (xxv) stock price. Any Performance Goals may be used to measure the performance of the Company or a Subsidiary as a whole or a business unit or division of the Company or a Subsidiary and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies and/or (iii) measured on a pre-tax or post-tax basis (if applicable). On or prior to the Determination Date, the Administrator will determine in writing the method for calculating each Performance Goal.
14.    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or

(ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
15.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate (provided that such transfer shall be for no consideration and shall be for estate planning or similar purposes).
16.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan (including the maximum Share amounts with respect to any Award), the number of Shares covered by each outstanding Award and/or the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor or acquiring company or a parent or subsidiary of the successor or acquiring company. The Administrator will not be required to treat all Awards similarly in the transaction.
Unless otherwise provided in an Award Agreement, in the event that the successor or acquiring company (or its parent) does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based

Awards will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate immediately prior to such Change in Control to the extent not exercised in full or terminated earlier (provided that any such non-assumed/non-substituted Option or Stock Appreciation Right that is not fully exercised as of immediately prior to such Change in Control (x) with an exercise price or base price, as applicable, that is less than the per Share consideration in such Change in Control will be cancelled in exchange for a payment equal to the excess of the per Share consideration in such Change in Control over the exercise price or base price, as applicable, of such Award, multiplied by the number of Shares underlying such Award and (y) with an exercise price or base price, as applicable, equal to or greater than the per Share consideration in such Change in Control shall be cancelled with no payment due the holder thereof).
For the purposes of this Section 16(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor or acquiring company or its parent, the Administrator may (but shall not be required to), with the consent of the successor or acquiring company, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, Performance Share or Other Stock-Based Award, for each Share subject to such Award, to be solely common stock of the successor or acquiring company or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor or acquiror modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor company’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 16, Awards that are considered “non-qualified deferred compensation” within the meaning of Code Section 409A shall only become vested and settled if such action would not violate Code Section 409A.
(d)Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring company, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the successor or acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based

Awards will lapse, and, with respect to Performance Units and Performance Shares, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
17.    Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the maximum individual statutory rate for each applicable jurisdiction, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the maximum individual statutory rate for each applicable jurisdiction, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the maximum individual statutory rate for each applicable jurisdiction. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. Notwithstanding the foregoing, any Participant who is subject to the requirements of Section 16 of the Exchange Act at the time the tax withholding obligation becomes due, shall satisfy any tax withholding obligation by directing the Company to withhold a number of whole Shares from those that would otherwise be received upon the exercise of the Option or the vesting of the Shares having a Fair Market Value (determined as of the date on which the withholding obligation arises) equal to the maximum statutory tax withholding rate for each applicable jurisdiction.
18.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20.    Term of Plan. The Plan will become effective upon its approval by the Company’s stockholders. Unless sooner terminated under Section 21 of the Plan, the Plan will continue in effect until the 10th anniversary of its adoption by the Board.
21.    Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (which may include e-mail) and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(d)Repricing. Without the approval of the Company’s stockholders, the Company may not implement a program that provides for the repricing, replacing or cash buy-back of, out-of-the-money Awards.
22.    Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award unless the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the receipt of Shares in respect of an Award, the Company may require the person receiving such Shares to represent and warrant at the time of any such receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
24.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25.    Non-U.S. Participants. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purposes of the Plan.
26.    Code Section 409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Board may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Board to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service, then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any Subsidiary have any liability or obligation to any Participant or any other person in the event that the Plan or any Award granted hereunder is not exempt from, or compliant with, Code Section 409A.
27.    Governing Law. The Plan shall be governed by the laws of the State of Delaware, without reference to principles of conflicts of laws.
*    *    *    *    *

Exhibit B

AMKOR TECHNOLOGY, INC.

AMENDED AND RESTATED EXECUTIVE INCENTIVE BONUS PLAN

1.    Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating key executives and employees to: (1) perform to the best of their abilities and (2) achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with incentive awards based on the achievement of goals relating to the performance of the Company or a subsidiary (or any division or business unit of the Company or a subsidiary), or upon the achievement of individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as “performance-based compensation” under Code Section 162(m).
2.    Definitions.
(a)“Award” means the opportunity to earn a bonus under the terms of the Plan. Awards under the Plan may be either Non-Qualified Awards or Qualified Performance-Based Awards. Unless otherwise specifically indicated by the Committee at the time of grant, all Awards granted to a “covered employee” within the meaning of Code Section 162(m) are intended to be Qualified Performance-Based Awards.
(b)“Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (i) deductions for taxes or benefits, and (ii) deferrals of compensation pursuant to Company-sponsored plans.
(c)“Board” means the Board of Directors of the Company.
(d)“Code” means the Internal Revenue Code of 1986, as amended.
(e)“Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to Qualified Performance-Based Awards, consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Code Section 162(m).
(f)“Company” means Amkor Technology, Inc.
(g)“Determination Date” means the date upon which the Committee determines Performance Goals and Award opportunities for Participants. With respect to Qualified Performance-Based Awards, the Determination Date shall be the latest possible date that will not jeopardize an Award’s qualification as a Qualified Performance-Based Award.
(h)“Maximum Award Amount” means, with respect to any Qualified Performance-Based Award, the lesser of (i) $3,000,000 or (ii) 200% of the Participant’s Base Salary.
(i)“Non-Qualified Award” means an Award granted under the Plan that is not intended to be a Qualified Performance-Based Award.
(j)“Participant” means an executive officer or other employee of the Company or any of its subsidiaries participating in the Plan for a Performance Period.
(k)“Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the amount of an Award (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(l)“Performance-Based Compensation” means compensation that is intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m).
(m)“Performance Goals” means the performance goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. The Performance Goals applicable to any Qualified Performance-Based Award shall consist of solely one or more of the following measures: (i) revenue or net revenue, (ii) cash and/or cash equivalents on hand, (iii) free cash flow, (iv) earnings per share, (v) earnings, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes and depreciation, (viii) earnings before interest, taxes, depreciation and amortization, (ix) gross or net margin, (x) gross profit or gross profit dollars, (xi) cash or net cash from operations, (xii) net income, (xiii) operating cash flow, (xiv) expenses or operating expenses, (xv) operating income, (xvi) profit, (xvii) return on assets, (xviii) return on equity, (xix) return on capital or return on invested capital, (xx) sales or return on sales, (xxi) revenue growth, (xxii) total shareholder return, (xxiii) market share, (xiv) customer satisfaction and (xxv) stock price. Performance Goals may relate to or measure the performance of the Company or a subsidiary as a whole or a business unit or division of the Company or a subsidiary and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies and/or (iii) measured on a pre-tax or post-tax basis (if applicable). On or prior to the Determination Date, the Administrator will determine in writing the method for calculating each Performance Goal.
(n)“Performance Period” means any period over which an Award may be earned, as determined by the Committee in its sole discretion.
(o)“Plan” means this Executive Incentive Bonus Plan.
(p)“Qualified Performance-Based Award” means an Award granted under the Plan that is intended to provide Performance-Based Compensation.
(q)“Target Award” means, with respect to an Award, the target amount payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.
3.    Plan Administration.
(a)    The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the terms of the Plan and the limitations imposed on the Committee under Code Section 162(m), (i) the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan and (ii) the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:
(i)    discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;
(ii)    to determine whether an Award will be a Qualified Performance-Based Award or a Non-Qualified Award (provided, however, that (x) such determination shall be made in writing on or prior to the Determination Date and (y) neither the grant nor the payment of any Non-Qualified Award shall be made contingent on the failure to earn any Qualified Performance-Based Award);
(iii)     to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and
(iv)    to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b)    Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
4.    Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be the Chief Executive Officer and other select executives and employees of the Company and its subsidiaries who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.
5.    Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing on or prior to the Determination Date.
6.    Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Target Award shall be set forth in writing on or prior to the Determination Date.
7.    Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing on or prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Qualified Performance-Based Awards for any fiscal year exceed the Maximum Award Amount.
8.    Determination of Awards; Award Payment.
(a)Determination and Certification. After the end of each Performance Period and after receipt of the audit report of the Company’s financial statements from the Company’s auditors (if satisfaction of the Performance Goals is dependent upon information contained in the Company’s financial statements), the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may adjust (up or down) the Award otherwise payable to any Participant; provided, however, that the amount payable in respect of a Qualified Performance-Based Award may only be decreased (and not increased) from the amount that otherwise would be payable under the Payout Formula.
(b)Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Unless otherwise provided in a written employment agreement between a Participant and the Company or a subsidiary, a Participant must be employed by the Company or a subsidiary through the payment date in order to be eligible to receive an Award payout hereunder.
(c)Form of Distributions. The Company shall distribute all Awards to the Participant in cash.
(d)Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period, but no later than March 15th of the year following the year in which the Performance Period ends.
(e)Deferral. The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Code Section 162(m), provided that such deferral shall be made only if it does not trigger any tax liability under Code Section 409A. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and must be made in accordance with Code Section 409A.
9.    Term of Plan. The Plan shall become effective upon its approval by the Company’s stockholders at the 2017 annual meeting of the Company’s stockholders. Once approved by the Company’s stockholders, the Plan shall continue until terminated under Section 10 of the Plan.
10.    Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (a) impair any Award to Participants made prior to such amendment, modification, suspension or termination, unless consented to in writing by such Participant or unless the Committee has made a determination that such amendment, modification, suspension or termination is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment, modification, suspension or termination result in an increase in the amount of compensation payable pursuant to a Qualified Performance-Based Award or (b) cause compensation that is, or may become, payable hereunder pursuant to a Qualified Performance-Based Award to fail to qualify as Performance-Based Compensation. To the extent necessary under applicable law, including Code Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan.
11.    Adjustments. To the extent that a Performance Goal is based on, or calculated with respect to, the Company’s shares (such as earnings per share), then in the event of any corporate transaction involving the Company (including, without limitation, any combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such Performance Goal as the Committee may in good faith determine to be required in order to prevent dilution or enlargement of the benefits of Participants hereunder (provided that with respect to Qualified Performance-Based Awards, any such adjustment shall be made in accordance with Code Section 162(m)).
12.    Withholding. Distributions pursuant to the Plan shall be subject to all applicable federal, state and local tax and withholding requirements. The Company will have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to any Award up to the maximum individual statutory rate for each applicable jurisdiction.
13.    At-Will Employment. No statement in the Plan should be construed to grant any Participant an employment contract of fixed duration or any other contractual rights, nor should the Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the

Company or a subsidiary and Participants. The employment relationship between the Company or its subsidiaries and Participants is terminable at-will (unless otherwise provided in a written employment agreement). This means that a Participant’s employment relationship may be terminated at any time and for any reason or no reason by the Company, its subsidiaries or the Participant.
14.    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
15.     Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
16.    Nonassignment. The rights of a Participant under the Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.
17.     Governing Law. The Plan shall be governed by the laws of the State of Arizona, without regard to conflicts of law provisions thereunder.
18.    409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service, then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any subsidiary have any liability or obligation to any Participant or any other person in the event that the Plan or any Award granted hereunder is not exempt from, or compliant with, Code Section 409A.

Amkor Technology®

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 2, 2017.

Vote by Internet

- Go to **www.envisionreports.com/amkr**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below, FOR Proposals 2, 4, 5 and 6 and every 1 YR for Proposal 3

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - James J. Kim	☐	☐	02 - Stephen D. Kelley	☐	☐	03 - Roger A. Carolin	☐	☐
04 - Winston J. Churchill	☐	☐	05 - John T. Kim	☐	☐	06 - Susan Y. Kim	☐	☐
07 - Robert R. Morse	☐	☐	08 - John F. Osborne	☐	☐	09 - David N. Watson	☐	☐
10 - James W. Zug	☐	☐						

Proposal	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

Proposal	For	Against	Abstain
5. Approval of the Amended and Restated Executive Incentive Bonus Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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![Amkor Technology]

To our Stockholders:

Thank you for your continuing support.

Sincerely,

James J. Kim
Executive Chairman

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Amkor Technology, Inc.

2045 East Innovation Circle
Tempe, Arizona 85284

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2017

The undersigned hereby appoints James J. Kim and Stephen D. Kelley as proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Amkor Technology, Inc. to be held on May 2, 2017, and at any postponement or adjournment thereof, as hereinafter specified, and, in their discretion, upon such other matters as may properly come before the meeting.

IF THIS CARD IS PROPERLY EXECUTED, SHARES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSALS 2, 4, 5 AND 6, EVERY 1 YEAR FOR PROPOSAL 3, AND IN SAID PROXIES' DISCRETION, REGARDING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. On matters which you do not specify a choice, your shares will be voted in accordance with the recommendation of Amkor's Board of Directors. Please mark, sign, date and return this proxy promptly using the enclosed envelope.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.